                                                                   Exhibit 10.21

                                                     TDH Doc. 7526032317* 01-02A

                                 AMENDMENT NO. 1
                                     TO THE
                           2000 CONTRACT FOR SERVICES
                                     BETWEEN
                     THE TEXAS DEPARTMENT OF HEALTH AND HMO

This Amendment No. 1 is entered into between the Texas Department of Health
(TDH) and AMERICAID Texas, Inc., dba Americaid Community Care (HMO), to amend the 2000 Contract for Services between the Texas Department of Health and HMO in the Dallas Service Area. The effective date of this Amendment is the date TDH signs this Amendment. All other contract provisions remain in full force and effect.

1. ARTICLE II & IV is amended by adding the new BOLD AND ITALICIZED language and deleting the stricken language as follows:

         2.0               DEFINITION

                           CLEAN CLAIM MEANS A CLAIM SUBMITTED BY A PHYSICIAN OR PROVIDER FOR MEDICAL CARE OR HEALTH CARE SERVICES RENDERED TO AN ENROLLEE, WITH DOCUMENTATION REASONABLY NECESSARY FOR THE HMO OR SUBCONTRACTED CLAIMS PROCESSOR TO PROCESS THE CLAIM, AS SET FORTH IN 28 TAC SECTION 21.2802(4) AND TO THE EXTENT THAT IT IS NOT IN CONFLICT WITH THE PROVISIONS OF THIS CONTRACT.

         4.10              CLAIMS PROCESSING REQUIREMENTS

         4.10.1 HMO AND CLAIMS PROCESSING SUBCONTRACTORS MUST COMPLY WITH 28 TAC SECTIONS 21.2801 THROUGH 21.2816 "SUBMISSION OF CLEAN CLAIMS" WITH THE EXCEPTION OF 28 TAC SECTIONS 21.2802 (25) AND 21.2807 (b) (3) & (4),
                           AND TO THE EXTENT THEY ARE NOT IN CONFLICT WITH PROVISIONS OF THIS CONTRACT.

         4.10.2 HMO MUST USE A TDH APPROVED OR IDENTIFIED CLAIM FORMAT THAT CONTAINS ALL DATA FIELDS FOR FINAL ADJUDICATION OF THE CLAIM. THE REQUIRED DATA FIELDS MUST BE COMPLETE AND ACCURATE. THE TDH REQUIRED DATA FIELDS ARE IDENTIFIED IN TDH'S "HMO ENCOUNTER DATA CLAIMS SUBMISSION MANUAL."

4.10.3 HMO and claims processing subcontractors must comply with TDH's Texas MEDICAID Managed Care Claims Manual (Claims Manual), which contains TDH's claims processing requirements. HMO must comply with any changes to the Claims Manual with appropriate notice of changes from TDH.

4.10.4            HMO must forward claims submitted to HMO in error to either:
                  1) the correct HMO, if the correct HMO can be determined from the claim or is otherwise known to HMO; 2) the State's claims administrator; or 3) the provider who submitted the claim in error, along with an explanation of why the claim is being returned.

4.10.5 HMO must not pay any claim submitted by a provider who has been excluded or suspended from the Medicare or Medicaid programs for fraud and abuse when HMO has knowledge of the exclusion or suspension.

4.10.6 All provider clean claims must be adjudicated (finalized as paid or denied adjudicated) within 30 days from the date the claim is received by HMO. HMO must pay providers interest on a clean claim which is not adjudicated within 30 days from the date the claim is received by HMO or becomes clean at a rate of 1.5% per month (18% annual) for each month the clean claim remains unadjudicated. HMO will be held to a minimum performance level of 90% of all clean claims paid or denied within 30 days of receipt and 99% of all clean claims paid or denied within 90 days of receipt. Failure to meet these performance levels is a default under this contract and could lead to damages or sanctions as outlined in Article XVII. The performance levels are subject to changes if required to comply with federal and state laws or regulations.

4.10.6.1 All claims and appeals submitted to HMO and claims processing subcontractors must be paid-adjudicated (clean claims), denied-adjudicated (clean claims), or denied for additional information (unclean claims) to providers within 30 days from the date the claim is received by HMO. Providers must be sent a written notice for each claim that is denied for additional information (unclean claims) identifying the claim, all reasons why the claim is being denied, the date the claim was received by HMO, all information required from the provider in order for HMO to adjudicate the claim, and the date by which the requested information must be received from the provider.

4.10.6.2 Claims that are suspended (pended internally) must be subsequently paid-adjudicated, denied-adjudicated, or denied for additional information (pended externally) within 30 days from date of receipt. No claim can be suspended for a period exceeding 30 days from date of receipt of the claim.
4.10.6.3 HMO must identify each data field of each claim form that is required from the provider in order for HMO to adjudicate the claim. HMO must inform all network providers about the required fields no later than 30 days prior to the effective date of the contract or as a provision within HMO/provider contract. Out-of-network providers must be informed of all required fields if the claim is denied for additional information. The required fields must include those required by HMO and TDH.

4.10.7 HMO is subject to Article XVI, Default and Remedies, for claims that are not processed on a timely basis as required by this contract and the Claims Manual. Notwithstanding the provisions of Articles 4.10.4, 4.10.4.1 and 4.10.4.2, HMO's failure to adjudicate (paid, denied, or external pended) at least ninety percent (90%) of all claims within thirty (30) days of receipt and ninety-nine percent (99%) within ninety
                  (90) days of receipt for the contract year to date is a default under Article XVI of this contract.

4.10.8            HMO must comply with the standards adopted by the U.S.
                  Department of Health and Human Services under the Health Insurance Portability and Accountability Act of 1996 submitting and receiving claims information through electronic data interchange (EDI) that allows for automated processing and adjudication of claims within two or three years, as applicable, from the date the rules promulgated under HIPAA are adopted.

4.10.9 For claims requirements regarding retroactive PCP changes for mandatory Members, see Article 7.8.12.2.

AGREED AND SIGNED by an authorized representative of the parties on April 2
2001.

TEXAS DEPARTMENT OF HEALTH                     AMERICAID Texas, Inc., dba
                                               Americaid Community Care

By: /s/ Charles E. Bell, M.D.                  By: /s/ James D. Donovan
    ---------------------------------              -----------------------------
    Charles E. Bell, M.D.                          James D. Donovan, Jr.
    Executive Deputy Commissioner of Health        President and CEO

Approved as to Form:                           TDH DOC. NO. 7526032317* 01-02A

/s/ Mary Ann Salvin
-------------------------------.
Office of General Counsel

\
                                 AMENDMENT NO. 2
                                     TO THE
                           2000 CONTRACT FOR SERVICES
                                    BETWEEN
                     THE TEXAS DEPARTMENT OF HEALTH AND HMO

This Amendment No. 2 is entered into between the Texas Department of Health
(TDH) and AMERICAID Texas, Inc. (HMO) in the Dallas Service Area, to amend the 2000 Contract for Services between the Texas Department of Health and HMO. The effective date of this Amendment is the date TDH Signs this Amendment. All other contract provisions remain in full force and effect. The Parties agree to amend the Contract as follows:

Article XII is amended to read as follows:

12.8.1 In addition, data files are due to TDH or its designee no later than the fifth working day following the end of each month. See Utilization Data Transfer Encounter Submission Manual for submission instructions. The BH utilization report and data file submission instructions may periodically be updated by TDH to facilitate clear communication to the health plans.

12.9.1 In addition, data files are due to TDH or its designee no later than the fifth working day following the end of each month. See Utilization Data Transfer Encounter Submission Manual for submission instructions. The PH utilization report and data file submission instructions may periodically be updated by TDH to facilitate clear communication to the health plan.

AGREED AND SIGNED by an authorized representative of the parties on August 23, 2001.

Texas Department of Health                         AMERICAID Texas Inc.

By: /s/ Charles E. Bell M.D.                       By: /s/ James D. Donovan, Jr.
    ---------------------------------------        -------------------------
    Charles E. Bell M.D.                           James D. Donovan, Jr.
    Executive Deputy Commissioner of Health        President and CEO

Approved as to Form:

Sda 8/20/01
Office of General Counsel

                                 AMENDMENT NO. 3
                                     TO THE
                           2000 CONTRACT FOR SERVICES
                                     BETWEEN
                  HEALTH AND HUMAN SERVICES COMMISSION AND HMO

This Amendment No. 3 is entered into between the Health and Human Services Commission (HHSC) and AMERIGROUP Texas, Inc. (HMO), to amend the Contract for Services between the Health and Human Services Commission and HMO in the Dallas Service Area. The effective date of this amendment is September 1, 2001. The Parties agree to amend the Contract as follows:

1. HHSC and HMO acknowledge the transfer of responsibility and the assignment of the original Contract for Services from TDH to HHSC on September 1, 2001. Where the original Contract for Services and any Amendment to the original Contract for Services assigns a right, duty, or responsibility to TDH, that right, duty, or responsibility may be exercised by HHSC or its designee.

2. The 2000 Contract for Services entered into between the Health and Human Services Commission and AMERICAID Texas, Inc. in the Dallas Service Area is hereby amended to reflect the name change of AMERICAID Texas, Inc. to AMERIGROUP Texas, Inc. (HMO). All requisite documents have been filed with the Texas Department of Insurance, the Texas Secretary of State, and the State Comptroller's Office.

         This Amendment No. 3 hereby substitutes AMERIGROUP Texas, Inc. in the place of AMERICAID Texas, Inc. in the 2000 Contract for Services referenced above. All terms and conditions of the contracts and the duly executed amendments thereto remain in full force and effect.

3. Articles II, III, VI, VII, VIII, IX, X, XII, XIII, XV, XVI, XVIII and XIX are amended as follows:

2.0               DEFINITIONS

                  Chemical Dependency Treatment Facility means a facility licensed by the Texas Commission on Alcohol and Drug Abuse (TCADA) under Sec. 464.002 of the Health and Safety Code to provide chemical dependency treatment.

                  Chemical Dependency Treatment means treatment provided for a chemical dependency condition by a Chemical Dependency Treatment Facility, Chemical Dependency Counselor or Hospital.

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                  Chemical Dependency Condition means a condition which meets at least three of the diagnostic criteria for psychoactive substance dependence in the American Psychiatric Association's Diagnostic and Statistical Manual of Mental Disorders (DSM
                  IV).

                  Chemical Dependency Counselor means an individual licensed by TCADA under Sec. 504 of the Occupations Code to provide chemical dependency treatment or a master's level therapist (LMSW-ACP, LMFT or LPC) or a master's level therapist (LMSW-ACP, LMFT or LPC) with a minimum of two years of post licensure experience in chemical dependency treatment.

                  Experience rebate means the portion of the HMO's net income before taxes (financial Statistical Report, Part 1, Line 7) that is returned to the state in accordance with Article 13.2.1.

                  Joint Interface Plan (JIP) means a document used to communicate basic system interface information of the Texas Medicaid Administrative System (TMAS) among and across State TMAS Contractors and Partners so that all entities are aware of the interfaces that affect their business. This information includes: file structure, data elements, frequency, media, type of file, receiver and sender of the file, and file I.D. The JIP must include each of the HMO's interfaces required to conduct State TMAS business. The JIP must address the coordination with each of the Contractor's interface partners to ensure the development and maintenance of the interface; and the timely transfer of required data elements between contractors and partners.

3.5               RECORDS REQUIREMENTS AND RECORDS RETENTION

3.5.8 The use of Medicaid funds for abortion is prohibited unless the pregnancy is the result of a rape, incest, or continuation of the pregnancy endangers the life of the woman. A physician must certify in writing that based on his/her professional judgment, the life of the mother would be endangered if the fetus were carried to term. HMO must maintain a copy of the certification for at least three years.

6.6               BEHAVIORAL HEALTH CARE SERVICES - SPECIFIC REQUIREMENTS

6.6.9 Chemical dependency treatment must conform to the standards set forth in the Texas Administrative Code, Title 28, Part 1,Chapter 3, Subchapter HH.

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6.8               TEXAS HEALTH STEPS (EPSDT)

6.8.3 Provider Education and Training. HMO must provide appropriate training to all network providers and provider staff in the providers' area of practice regarding the scope of benefits available and the THSteps program. Training must include THSteps benefits, the periodicity schedule for THSteps checkups and immunizations, the required elements of a THSteps medical screen, providing or arranging for all required lab screening tests (including lead screening), and Comprehensive Care Program (CCP) services available under the THSteps program to Members under age 21 years. Providers must also be educated and trained regarding the requirements imposed upon the department and contracting HMOs under the Consent Decree entered in Frew vs. McKinney, et al., Civil Action No. 3:93CV65, in the United States District Court for the Eastern District of Texas, Paris Division. Providers should be educated and trained to treat each THSteps visit as an opportunity for a comprehensive assessment of the Member. HMO must report provider education and training regarding THSteps in accordance with Article 7.4.4.

7.2               PROVIDER CONTRACTS

7.2.5 HHSC reserves the right and retains the authority to make reasonable inquiry and conduct investigations into provider and Member complaints against HMO or any intermediary entity with whom HMO contracts to deliver health care services under this contract. HHSC may impose appropriate sanctions and contract remedies to ensure HMO compliance with the provisions of this contract.

7.5               MEMBER PANEL REPORTS

7.5 HMO must furnish each PCP with a current list of enrolled Members enrolled or assigned to that Provider no later than 5 working days after HMO receives the Enrollment File from the Enrollment Broker each month.

7.7               PROVIDER QUALIFICATIONS - GENERAL

                  The providers in HMO network must meet the following qualifications:

FQHC A Federally Qualified Health Center meets the standards established by federal rules and procedures. The FQHC must also be an eligible provider enrolled in the Medicaid.

Physician         An individual who is licensed to practice medicine as an MD or a DO in the State of Texas either as a primary care provider or in the area of specialization under which they will provide medical services under

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                  contract with HMO; who is a provider enrolled in the Medicaid;
                  who has a valid Drug Enforcement Agency registration number, and a Texas Controlled Substance Certificate, if either is required in their practice.

Hospital An institution licensed as a general or special hospital by the State of Texas under Chapter 241 of the Health and Safety Code which is enrolled as a provider in the Texas Medicaid Program. HMO will require that all facilities in the network used for acute inpatient specialty care for people under age 21 with disabilities or chronic or complex conditions will have a designated pediatric unit; 24 hour laboratory and blood bank availability; pediatric radiological capability; meet JCAHO standards; and have discharge planning and social service units.

Non-Physician     An individual holding a license issued by the applicable
Practitioner      licensing agency of the State of Texas who is enrolled in the
Provider          Texas Medicaid Program.

Clinical          An entity having a current certificate issued under the
Laboratory        Federal Clinical Laboratory Improvement Act (CLIA), and is
                  enrolled in the Texas Medicaid Program.

Rural Health      An institution which meets all of the criteria for designation
Clinic (RHC)      as a rural health clinic and is enrolled in the Texas Medicaid
                  Program.

Local Health      A local health department established pursuant to Health and
Department        Safety Code, Title 2, Local Public Health Reorganization Act
                  Section 121.031 ff.

Non-Hospital      A provider of health care services which is licensed and
Facility Provider credentialed to provide services and is enrolled in the Texas
                  Medicaid Program.

School Based      Clinics located at school campuses that provide on site
Health Clinic     primary and preventive care to children and adolescents.
(SBHC)

Chemical          A facility licensed by the Texas Commission on Alcohol and
Dependency        Drug Abuse (TCADA) under Sec. 464.002 of the Health and Safety
Treatment         Code to provide chemical dependency treatment.
Facility

Chemical          An individual licensed by TCADA under Sec. 504 of the
Dependency        Occupations Code to provide  chemical dependency treatment or
Counselor         a master's level therapist (LMSW-ACP, LMFT or LPC) with a
                  minimum of two years of post-licensure experience in chemical dependency treatment.

7.10              SPECIALTY CARE PROVIDERS

7.10.1 HMO must maintain specialty providers,- actively serving within that specialty, including pediatric specialty providers and chemical dependency specialty providers, within the network in sufficient numbers and areas of practice to meet the needs of all Members requiring specialty care services.

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7.11              SPECIAL HOSPITALS AND SPECIALTY CARE FACILITIES

7.11.1 HMO must include all medically necessary specialty services through its network specialists, sub-specialists and specialty care facilities (e.g., children's hospitals, licensed chemical dependency treatment facilities and tertiary care hospitals).

8.2               MEMBER HANDBOOK

8.2.1 HMO must mail each newly enrolled Member a Member Handbook no later than 5 working days after HMO receives the Enrollment File. The Member Handbook must be written at a 4th - 6th grade reading comprehension level. The Member Handbook must contain all critical elements specified by TDH. See Appendix D, Required Critical Elements, for specific details regarding content requirements. HMO must submit a Member Handbook to TDH for approval prior to the effective date of the contract unless previously approved (see Article 3.4.1 regarding the process for plan materials review).

8.4               MEMBER ID CARDS

8.4.2 HMO must issue a Member Identification Card (ID) to the Member within 5 working days from the date the HMO receives the monthly Enrollment File from the Enrollment Broker. The ID Card must include, at a minimum, the following: Member's name; Member's Medicaid number; either the issue date of the card or effective date of the PCP assignment; PCP's name, address, and telephone number; name of HMO; name of IPA to which the Member's PCP belongs, if applicable; the 24-hour, seven (7) day a week toll-free telephone number operated by HMO; the toll-free number for behavioral health care services; and directions for what to do in an emergency. The ID Card must be reissued if the Member reports a lost card, there is a Member name change, if Member requests a new PCP, or for any other reason which results in a change to the information disclosed on the ID Card.

9.2               MARKETING ORIENTATION AND TRAINING

9.2.1 HMO must require that all HMO staff having direct marketing contact with Members as part of their job duties and their supervisors satisfactorily complete HHSC's marketing orientation and training program, conducted by HHSC or health plan staff trained by HHSC, prior to engaging in marketing activities on behalf of HMO. HHSC will notify HMO of scheduled orientations.

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

9.2.2 Marketing Policies and Procedures. HMO must adhere to the Marketing Policies and Procedures as set forth by the Health and Human Services Commission.

10.1              MODEL MIS REQUIREMENTS

10.1.3 HMO must have a system that can be adapted to the change in Business Practices/Policies within the timeframe negotiated between HHSC and the HMO.

10.1.3.1 HMO must notify and advise BIR of major systems changes and implementations. HMO is required to provide an implementation plan and schedule of proposed system change at the time of this notification.

10.1.3.2 BIR conducts a Systems Readiness test to validate the contractor's ability to meet the MMIS requirements. This is done through systems demonstration and performance of specific MMIS and subsystem functions. The System Readiness test may include a desk review and/or an onsite review and is conducted for the following events:

                  -    A new plan is brought into the program

                  -    An existing plan begins business in a new SDA

                  -    An existing plan changes location

                  -    An existing plan changes their processing system

10.1.3.3 Desk Review. HMO must complete and pass systems desk review prior to onsite systems testing conducted by HHSC.

10.1.3.4 Onsite Review. HMO is required to provide a detailed and comprehensive Disaster and Recovery Plan, and complete and pass an onsite Systems Facility Review during the State's onsite systems testing.

10.1.3.5 HMO is required to provide a Corrective Action Plan in response to HHSC Systems Readiness Testing Deficiencies no later than 10 working days after notification of deficiencies by HHSC.

10.1.3.6 HMO is required to provide representation to attend and participate in the HHSC Systems Workgroup as a part of the weekly Systems Scan Call.

10.1.9 HMO must submit a joint interface plan (JIP) in a format specified by HHSC. The JIP will include required information on all contractor interfaces that support the Medicaid Information Systems. The submission of the JIP will be in

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

                  coordination with plan's initial Readiness Review and any major systems change thereafter.

10.3              ENROLLMENT ELIGIBILITY SUBSYSTEM

(11) Send PCP assignment updates to HHSC or its designee, in the format specified by HHSC or its designee. Updates can be sent as often as daily but must be sent at least weekly.

12.1              FINANCIAL REPORTS

12.1.1 MCFS Report. HMO must submit the Managed Care Financial Statistical Report (MCFS) included in Appendix I. The report must be submitted to HHSC no later than 30 days after the end of each state fiscal year quarter (i.e., Dec. 30, March 30, June 30, Sept. 30) and must include complete and updated financial and statistical information for each month of the state fiscal year-to-date reporting period. The MCFS Report must be submitted for each claims processing subcontractor in accordance with this Article. HMO must incorporate financial and statistical data received by its delegated networks (IPAs, ANHCs, Limited Provider Networks) in its MCFS Report.

12.1.4 Final MCFS Reports. HMO must file two Final Managed Care Financial- Statistical Reports after the end of FY2001 and again after the end of FY2002. The first final report must reflect expenses incurred through the 90lh day after the end of FY2001 for FY2001 and again after the end of FY2002 for FY2002. The first final report must be filed on or before the 120th day after the end of each state fiscal year. The second final report must reflect data completed through the 334th day after the end of each state fiscal year and must be filed on or before the 365th day following the end of each state fiscal year

12.5              PROVIDER NETWORK REPORTS

12.5.2 Provider Termination Report. HMO must submit a monthly report which identifies any providers who cease to participate in HMO's provider network, either voluntarily or involuntarily. The report must be submitted to TDH in the format specified by TDH. HMO will submit the report no later than thirty (30) days after the end of the reporting month. The information must include the

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

                  provider's name, Medicaid number, the reason for the provider's termination, and whether the termination was voluntary or involuntary.

12.5.3 PCP Error Report. HMO must submit to the Enrollment Broker an electronic file summarizing changes in PCP assignments. The file must be submitted in a format specified by HHSC and can be submitted as often as daily but must be submitted at least weekly. When HMO receives a PCP assignment Error Report /File, HMO must send corrections to HHSC or its designee within five working days.

12.13             EXPEDITED PRENATAL OUTREACH REPORT

12.13 HMO must submit the Expedited Prenatal Outreach Report for each monthly reporting period in accordance with a format developed by HHSC in consultation with the HMOs. The report must include elements that demonstrate the level of effort and the outcomes of the HMO in outreaching to pregnant women for the purpose of scheduling and/or completing the initial obstetrical examination prior to 14 days after the receipt of the daily enrollment file by the HMO. Each monthly report is due by the last day of the month following each monthly reporting period.

13.1              CAPITATION AMOUNTS

13.1.2 Delivery Supplemental Payment (DSP). The monthly capitation amounts and the DSP amount are listed below.

----------------------------------------------------------------------
            Risk Group                      Monthly Capitation Amounts
----------------------------------------------------------------------
TANF Adults                                       $   195.59
----------------------------------------------------------------------
TANF Children > 12 Months of Age                  $    78.72
----------------------------------------------------------------------
Expansion Children > 12 Months of Age             $    77.18
----------------------------------------------------------------------
Newborns < or = 12 Months of Age                  $   353.41
----------------------------------------------------------------------
TANF Children < or = 12 Months of Age             $   353.41
----------------------------------------------------------------------
Expansion Children < or = 12 Months of Age        $   353.41
----------------------------------------------------------------------
Federal Mandate Children                          $    56.61
----------------------------------------------------------------------
CHIP Phase I                                      $    75.19
----------------------------------------------------------------------
Pregnant Women                                    $   226.93
----------------------------------------------------------------------
Disabled/Blind Administration                     $    14.00
----------------------------------------------------------------------

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

                  Delivery Supplemental Payment: A one-time per pregnancy supplemental payment for each delivery shall be paid to HMO as provided below in the following amount: $3,076.23.

13.1.3 HHSC will re-examine the capitation rates paid to HMO under this contract during the first year of the contract period and will provide HMO with capitation rates for the second year of the contract period no later than 30 days before the date of the one-year anniversary of the contract's effective date. Capitation rates for state fiscal year 2001 will be re-examined based on the most recent available traditional Medicaid cost data for the contracted risk groups in the service area, trended forward and discounted.

13.1.3.1 Once HMO has received its proposed capitation rates from HHSC for the second year of this contract, HMO may terminate this contract as provided in Article 18.1.6.

13.1.4 The monthly premium payment to HMO is based on monthly enrollments adjusted to reflect money damages set out in
                  Article 18.8 and adjustments to premiums in Article 13.5.

13.1.5 The monthly premium payments will be made to HMO no later than the 10th working day of the month for which premiums are paid. HMO must accept payment for premiums by direct deposit into an HMO account.

13.1.6 Payment of monthly capitation amounts is subject to availability of appropriations. If appropriations are not available to pay the full monthly capitation amounts, HHSC will equitably adjust capitation amounts for all participating HMOs, and reduce scope of service requirements as appropriate.

13.1.7 HMO renewal rates reflect program increases appropriated by the 77th legislature for physician (to include THSteps providers) and outpatient facility services. HMO must report to TDH any change in rates for participating physicians (to include THSteps providers) and outpatient facilities resulting from this increase. The report must be submitted to HHSC at the end of the first quarter of the FY2002 contract years according to the deliverables matrix schedule set for HMO.

13.2              EXPERIENCE REBATE TO THE STATE

13.2.1 For the .contract Period. HMO must pay to TDH an experience rebate calculated in accordance with the tiered rebate method listed below based on the excess of allowable HMO STAR revenues over allowable HMO STAR expenses

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                  as measured by any positive amount on Line 7 of "Part 1:
                  Financial Summary, All Coverage Groups Combined" of the Final Managed Care Financial Statistical Report set forth in Appendix I, as reviewed and confirmed by TDH. TDH reserves the right to have an independent audit performed to verify the information provided by HMO.

                          Graduated Rebate
-----------------------------------------------------------------------
Net Income Before Taxes as
a Percentage of Revenues               HMO Share            State Share
-----------------------------------------------------------------------
         0% -  3%                        100%                    0%
-----------------------------------------------------------------------
   Over  3% -  7%                         75%                   25%
-----------------------------------------------------------------------
   Over 7%  - 10%                         50%                   50%
-----------------------------------------------------------------------
   Over 10% - 15%                         25%                   75%
-----------------------------------------------------------------------
   Over 15%                                0%                  100%
-----------------------------------------------------------------------

13.2.2.1 The experience rebate for the HMO shall be calculated by applying the experience rebate formula in Article 13.2.1 to the sum of the net income before taxes (Financial Statistical Report, Part 1, Line 7) for all STAR Medicaid service areas contracted between the State and HMO.

13.2.4            Population-Based Initiatives (PBIs) and Experience Rebates:
                  HMO may subtract from an experience rebate owed to the State, expenses for population-based health initiatives that have been approved by HHSCp. A population-based initiative (PBI) is a project or program designed to improve some aspect of quality of care, quality of life, or health care knowledge for the Medicaid population that may also benefit the community as a whole. Value-added service does not constitute a PBI. Contractually required services and activities do not constitute a PBI.

13.2.5 There will be two settlements for payment(s) of the experience rebate for FY 2000-2001 and two settlements for payment(s) for the experience rebate for FY 2002. The first settlement for the specified time period shall equal 100 percent of the experience rebate as derived from Line 7 of Part 1 (Net Income Before Taxes) of the first final Managed Care Financial Statistical (MCFS) Report and shall be paid on the same day the first final MCFS Repot is submitted to HHSC for the specified tune period. The second settlement shall be an adjustment to the first settlement and shall be paid to HHSC on the same day that the second final MCFS Report is submitted to HHSC for that specified time period

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

                  if the adjustment is a payment from HMO to HHSC. If the adjustment is a payment from HHSC to HMO, HHSC shall pay such adjustment to HMO within thirty (30) days of receipt of the second final MCFS Report. HHSC or its agent may audit or review the MCFS report. If HHSC determines that corrections to the MCFS reports are required, based on a HHSC audit/review of other documentation acceptable to HHSC, to determine an adjustment to the amount of the second settlement, then final adjustment shall be made within two years from the date that HMO submits the second final MCFS report. HMO must pay the first and second settlements on the due dates for the first and second final MCFS reports respectively as identified in
                  Article 12.1.4. HHSC may adjust the experience rebate if HHSC determines HMO has paid affiliates amounts for goods or services that are higher than the fair market value of the goods and services in the service area. Fair market value may be based on the amount HMO pays a non-affiliate(s) or the amount another HMO pays for the same or similar service in the service area. HHSC has final authority in auditing and determining the amount of the experience rebate.

13.3              PERFORMANCE OBJECTIVES\INCENTIVES

13.3.1 Preventive Health Performance Objectives. Preventive Health Performance Objectives are contained in this contract at Appendix K. HMO must accomplish the performance objectives or a designated percentage in order to be eligible for payment of financial incentives. Performance objectives are subject to change. TDH will consult with HMO prior to revising performance objectives.

13.3.6 Payment of performance objective bonus is contingent upon availability of appropriations. If appropriations are not available to pay performance objective bonuses as set out below, TDH will equitably distribute all available funds to each HMO that has accomplished performance objectives.

13.3.7 In addition to the capitation amounts set forth in Article 13.1.2, a performance premium of two dollars ($2.00) per Member month will be allocated by TDH for the accomplishment of performance objectives.

13.3.8 The HMO must submit the Performance Objectives Report and the Detailed Data Element Report as referenced in Article 13.3.2, within 150 days from the end of each State fiscal year. Performance premiums will be paid to HMO within 120 days after the State receives and validates the data contained in each required Performance Objectives Report.

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

13.3.9 The performance objective allocation for HMO shall be assigned to each performance objective, described in Appendix K, in accordance with the following percentages;

                                     Percent of Performance Objective
     EPSDT SCREENS                         Incentive Fund
---------------------------------------------------------------------
1. < 12 months                                  12%
---------------------------------------------------------------------
2. 12 to 24 months                              12%
---------------------------------------------------------------------
3. 25 months - 20 years                         20%
---------------------------------------------------------------------

                                     Percent of Performance Objective
  IMMUNIZATIONS                             Incentive Fund
---------------------------------------------------------------------
4. < 12 months                                    7%
---------------------------------------------------------------------
5. 12 to 24 months                                5%
---------------------------------------------------------------------

                                     Percent of Performance Objective
  ADULT ANNUAL VISITS                       Incentive Fund
---------------------------------------------------------------------
6. Adult Annual Visits                            3%
---------------------------------------------------------------------

                                     Percent of Performance Objective
    PREGNANCY VISITS                        Incentive Fund
---------------------------------------------------------------------
7. Initial prenatal exam                          15%
---------------------------------------------------------------------
8. Visits by Gestational Age                      14%
---------------------------------------------------------------------
9. Postpartum visit                               12%
---------------------------------------------------------------------

13.3.10 Compass 21 Encounter Data Conversion Performance Incentive. A Compass 21 encounter data conversion performance incentive payment will be paid by the State to each HMO that achieves the identified conversion performance standard for at least one month in the first quarter of SFY 2002 as demonstration of successful conversion to the C21 system. The encounter data conversion performance standard is as follows:

                                                  Encounter Data Conversion
         Performance Objective                      Performance Incentive
---------------------------------------------------------------------------
Percentage of encounters submitted that are                 65%
successfully accepted into C21
---------------------------------------------------------------------------

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

13.3.10.1 The amount of the incentive will be based on the total amount identified by the state for the encounter data conversion performance incentive pool ("Pool"). The pool will be equally distributed between all the HMOs that achieve the performance objective within the first quarter of SPY 2002. HMOs with multiple contracts with HHSC are eligible to receive only one allocation from the Pool. Required HMO performance for the identified objectives will be verified by HHSC for accuracy and completeness. The incentive will be paid only after HHSC has verified that HMO performance has met the required performance standard. Payments will be made in the second quarter of the fiscal year.

13.5.4            NEWBORN AND PREGNANT WOMAN PAYMENT PROVISIONS

13.5.4 Newborns who appear on the MAXIMUS daily enrollment file but do not appear on the MAXIMUS monthly enrollment or adjustment file before the end of the sixth month following the date of birth will not be retroactively enrolled into the HMO. HHSC will manually reconcile payment to the HMO for services provided from the date of birth for TP45 and all other eligibility categories of newborns. Payment will cover services rendered from the effective date of the proxy ID number when first issued by the HMO regardless of plan assignment at the time the State-issued Medicaid ID number is received.

15.6              ASSIGNMENT

15.6 This contract was awarded to HMO based on HMO's qualifications to perform personal and professional services. HMO cannot assign this contract without the written consent of HHSC. This provision does not prevent HMO from subcontracting duties and responsibilities to qualified subcontractors. If HHSC consents to an assignment of this contract, a transition period of 90 days will run from the date the assignment is approved by HHSC so that Members' services are not interrupted and, if necessary, the notice provided for in Article 15.7 can be sent to Members. The assigning HMO must also submit a transition plan, as set out in Article 18.2.1, subject to HHSC's approval.

16.3              DEFAULT BY HMO

16.3.14.1         REMEDIES AVAILABLE TO HHSC FOR THIS HMO DEFAULT

                  All of the listed remedies are in addition to all other remedies available to HHSC by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit HHSC in exercising all or part of any remaining remedies.

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

                  For HMO's failure to meet any benchmark established by HHSC under this contract, or for failure to meet improvement targets, as identified by HHSC, HHSC may:

- Remove all or part of the THSteps component from the capitation paid to HMO;

-    Terminate the contract if the applicable conditions set out in Article
     18.1.1 are met;

-    Suspend new enrollment as set out in Article 18.3;

-    Assess liquidated money damages as set out in Article 18.4; and/or

-    Require forfeiture of all or part of the TDI performance bond as set out in
     Article 18.9.

16.3.15           FAILURE TO PERFORM A MATERIAL DUTY OR RESPONSIBILITY

                  Failure of HMO to perform a material duty or responsibility as set out in this contract is a default under this contract and HHSC may impose one or more of the remedies contained within its provisions and all other remedies available to HHSC by law or in equity.

16.3.15.1         REMEDIES AVAILABLE TO HHSC FOR THIS HMO DEFAULT

                  All of the listed remedies are in addition to all other remedies available to HHSC by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit HHSC in exercising ail or part of any remaining remedies.

                  For HMO's failure to perform an administrative function under this contract, HHSC may:

-    Terminate the contract if the applicable conditions set out in Article
     18.1.1 are met;

-    Suspend new enrollment as set out in Article 18.3;

-    Assess liquidated money damages as set out in Article 18.4: and/or

-    Require forfeiture of all or part of the TDI performance bond as set out in
     Article 18.9.

18.1.6            TERMINATION BY HMO

18.1.6 HMO may terminate this contract if HHSC fails to pay HMO as required under Article XIII of this contract or otherwise materially defaults in its duties and responsibilities under this contract, or by giving notice no later than 30 days after receiving the capitation rates for the second contract year. Retaining premium, recoupment, sanctions, or penalties that are allowed under this contract or that result from HMO's failure to

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                                       13
                  perform or HMO's default under the terms of this contract is not cause for termination.

18.2              DUTIES OF CONTRACTING PARTIES UPON TERMINATION

18.2.2 If the contract is terminated by HHSC for any reason other than federal or state funds for the Medicaid program no longer being available or if HMO terminates the contract based on lower capitation rates for the second contract year as set out in Article 13.1.3.1:

18.2.3 If the contract is terminated by HMO for any reason other than based on lower capitation rates for the second contract years as set out in Article 13.1.3.1:

Article XIX       TERM

19.1 The effective date of this contract is September 1, 2000. This contract will terminate on August 31, 2002, unless terminated earlier as provided for elsewhere in the contract.

4. The Appendices are amended by replacing page 10 of Appendix A "Standards for Quality Improvement Programs" to incorporate a change in item F, number 1 on recredentialing.

5. The Appendices are amended by deleting Appendix D, "Required Critical Elements," and replacing it with new Appendix D, "Required Critical Elements", as attached.

AGREED AND SIGNED by an authorized representative of the parties on August 24, 2001.

HEALTH AND HUMAN SERVICES COMMISSION                   AMERIGROUP Texas, Inc.

By: /s/ Don A. Gilbert                            By: /s/ James D. Donovan, Jr.
    ------------------                                -------------------------
    Don A. Gilbert                                    James D. Donovan, Jr.
                                                      President and CEO

Approved as to Form:

/s/ [ILLEGIBLE]
----------------------------
Office of General Counsel

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                                       14

                                 AMENDMENT NO. 4
                                     TO THE
                           2000 CONTRACT FOR SERVICES
                                     BETWEEN
                THE HEALTH AND HUMAN SERVICES COMMISSION AND HMO

This Amendment No. 4 is entered into between the Health and Human Services Commission (HHSC) and AMERIGROUP Texas, Inc. (HMO) in the Dallas Service Area, to amend the 2000 Contract for Services between the Health and Human Services Commission and HMO. The effective date of this Amendment is the date HHSC Signs this Amendment. All other contract provisions remain in full force and effect. The Parties agree to amend the Contract as follows:

1.       ARTICLE XVIII IS AMENDED TO READ AS FOLLOWS:

15.2              AMENDMENT AND CHANGE REQUEST PROCESS

15.2.1 HHSC and HMO may amend this contract if reductions in funding or appropriations make full performance by either party impracticable or impossible, and amendment could provide a reasonable alternative to termination. If HMO does not agree to the amendment, the contract may be terminated under Article XVIII.

15.2.2 This contract must be amended if either party discovers a material omission of a negotiated or required term, which is essential to the successful performance or maintaining compliance with the terms of the contract. The party discovering the omission must notify the other party of the omission in writing as soon as possible after discovery. If there is a disagreement regarding whether the omission was intended to be a term of the contract, the parties must submit the dispute to dispute resolution under Article 15.9.

15.2.3            This contract may be amended at any time by mutual agreement.

15.2.4 All amendments to this contract must be in writing and signed by both parties.

15.2.5 Any change in either party's obligations under this contract ("Change") requires a written amendment to the contract that is negotiated using the process outlined in Article 15.2.6.

15.2.6            Change Request Process.

15.2.6.1 If federal or state laws, rules, regulations, policies or guidelines are adopted, promulgated, judicially interpreted or changed, or if contracts

October 30, 2001

                                                                          1 of 3
                  are entered into or changed, the effect of which is to alter the ability of either party to fulfill its obligations under this contract, the parties will promptly negotiate in good faith, using the process outlined in Article 15.2.6, appropriate modifications or alterations to the contract and any appendix (appendices) or attachments(s) made a part of this contract.

15.2.6.2          Change Order Approval Procedure

15.2.6.2.1 During the term of this contract, HHSC or HMO may propose changes in the services, deliverables, or other aspects of this contract ("Changes"), pursuant to the procedures set forth in this article.

15.2.6.2.2 If HHSC proposes a Change, it shall deliver to the HMO a written notice describing the proposed Change which includes the State's estimated fiscal impact on the HMO, if available ("Change Order Request"). HMO must respond to such proposal within 30 calendar days of receipt by preparing and delivering to HHSC, at no additional cost to HHSC a written document (a "Change Order Response"), that specifies:

15.2.6.2.2.1 The financial impact, if any, of the Change Order Request on the HMO and the manner in which such impact was calculated;

15.2.6.2.2.2 The effect, if any, of the Change Order Request on HMO's performance of its obligations under this contract, including the effect on the services or deliverables;

15.2.6.2.2.3 The anticipated time schedule for implementing the Change Order Request; and

15.2.6.2.2.4 Any other information requested in the Change Order Request or which is reasonably necessary for HHSC to make an informed decision regarding the proposal.

15.2.6.2.3 If HMO proposes a Change, it must deliver a HMO Change Order Request to HHSC that includes the proposed Change and information described in Articles 15.2.6.2.2.1 - 15.2.6.2.2.4 for a Change Order Response. HHSC must respond to HMO within 30 calendar days of receipt of this information.

15.2.6.2.4 Upon HHSC's receipt of a Change Order Request or a Change Order Response, the Parties shall negotiate a resolution of the requested Change in good faith. The parties will exchange information in good faith in an attempt to agree upon the requested Change.

October 30, 2001

                                                                          2 of 3

15.2.6.3 No Change to the services or deliverables or any other aspect of this contract will become effective without the written approval and execution of a mutually agreeable written amendment to this contract by HHSC and the HMO. Under no circumstances will the HMO be entitled to payment for any work or services rendered under a Change Order that has not been approved by HHSC in accordance with the Change Order Procedures.

15.2.7 The implementation of an amendment to this contract is subject to the approval of the Centers for Medicare and Medicaid Services (CMS, formerly called HCFA).

2. APPENDIX C: Appendix C is deleted in its entirety and is replaced by a new Appendix C which is Attachment No. 1 to this amendment. This amendment provides for the deletion of "Dental Benefits for Adults" services from the Dallas Service Area contract.

AGREED AND SIGNED by an authorized representative of the parties on December 13, 2001.

Health and Human Services Commission          AMERIGROUP Texas, Inc.

By: /s/ Don A. Gilbert                        By: /s/ James D. Donoyan, Jr.
    ---------------------------                   -----------------------------
    Don A. Gilbert                                James D. Donoyan, Jr.
                                                  President and CEO

Approved as to Form:

/s/ [ILLEGIBLE]
------------------------------
Office of General Counsel

October 30, 2001

                                                                          3 of 3

         ATTACHMENT 1

                      PHYSICAL HEALTH VALUE-ADDED SERVICES
                        AMERIGROUP (DALLAS SERVICE AREA)

24 Hour Nurse Hotline                      Nurses available 24 hours a day, 7 days a week for assistance with medical issues.

Gifts for completing health education      Gifts are given for completing all prenatal care include: baby gym, diaper bag with
classes and prenatal care                  baby gifts or baby layette. Gifts for completing prenatal classes include: onesy, baby blanket, baby bibs and washcloths and a bag of baby play toys. More than one gift may be received for each type of prenatal class that is attended (ie. Prenatal, childbirth, parenting or breast feeding). Expectant mothers must complete a form to verify prenatal care or attendance at classes.

Benefit Substitution                       When appropriate (and identified through proved and recognized medical standards of care). Members are offered services not covered under the plan benefits in order to avoid an inpatient hospital admission or remove barriers to access and health care services. These services may include special transportation to medical appointments, temporary phones in the home, and extra home health care.


Additional transportation                  For Members with chronic illnesses, AMERICAID offers transportation assistance for medical appointments, as determined appropriate by HMO case manager, through the provision of taxicab or bus coupons.

Health Promotion with Gifts                Gifts are provided for members that complete THSteps visits including baby bottles, growth charts and medicine spoons. Members are given a choice of one of the gifts for each THSteps visit that is completed.

Quarterly Member Newsletter                Quarterly newsletters promoting healthy lifestyles sent to all member households. AmeriTips provides one page health information on such health-care topics as alcohol abuse, asthma, ADD, breast feeding, depression, earaches and fever.

1999 Contract
August 1999                                                           Appendix C

                                     1 of 2

         ATTACHMENT 1

Membership to Boys/Girls club              All services of the Boys and Girls Club are open to AMERICAID members.
                                           Available to all AMERICAID members age 6-18. One membership per household.

1999 Contract
August 1999                                                          Appendix C

                                     2 of 2

                                 AMENDMENT NO. 5
                                     TO THE
                           2000 CONTRACT FOR SERVICES
                                     BETWEEN
                  HEALTH AND HUMAN SERVICES COMMISSION AND HMO

This Amendment No. 5 is entered into between the Health and Human Services Commission (HHSC) and AMERIGROUP Texas, Inc. (HMO), to amend the 2000 Contract for Services between the Health and Human Services Commission and HMO in the Dallas Service Area. The effective date of this amendment is January 1, 2002. The Parties agree to amend the Contract as follows:

1. Article XIII is amended to read as follows:

ARTICLE   XIII PAYMENT PROVISIONS

13.1      CAPITATION AMOUNTS

13.1.2 HMO capitation rates listed below reflect program increases appropriated by the 76th and 77th legislatures for physician services (to include THSteps providers) and outpatient facility services. Rates will be increased starting January 1, 2002, to reflect increases in traditional fee-for-service payments for 1) Evaluation and Management Level 3 services (procedure code 99213), and 2) high-volume providers. The methodology for determining high-volume providers will be distributed to HMO by HHSC ("High-volume Provider Methodology"). The first rate increase will be effective January 1, 2002, and will reflect increases for procedure code 99213. Rate increases for high volume providers will be effective the first day of the month after the "High-volume Provider Methodology" is released by HHSC. The Methodology will state the amount of each increase (99213 and high-volume provider). Final rates with all increases included are shown in the table below.

13.1.2. HMO must submit reports to HHSC indicating the methodology used and must certify that the funds provided to the HMO for the pass through have been passed through to providers. HMO must use the reporting format specified by HHSC and follow the reporting schedule indicated on the HHSC deliverables matrix.


                                                    PPAC Rate Increase Amendment
                                                                        12/12/01


13.1.2.2  Capitation Rates

                Risk Group                       Monthly Capitation Amounts

TANF Adults                                            $196.56
TANF Children > 12 Months of
Age                                                    $ 79.00
Expansion Children > 12 Months
of Age                                                 $ 77.72
Newborns ((less than or equal to)
12 Months of Age)                                      $354.21
TANF Children (less than or equal to)
12 Months of Age                                       $354.21
Expansion Children (less than or equal to)
12 Months of Age                                       $354.21
Federal Mandate Children                               $ 56.75
CHIP Phase I                                           $ 75.37
Pregnant Women                                         $229.56
Disabled/Blind Administration                          $ 14.00


13.1.2.3 Delivery Supplemental Payment. A one-time per pregnancy supplemental payment for each delivery shall be paid to HMO in the following amount: $3,076.23. HMO will receive a DSP for each live or still birth. The one-time payment is made regardless of whether there is a single or multiple births at time of delivery. A delivery is the birth of a liveborn infant, regardless of the duration of the pregnancy, or a stillborn (fetal death) infant of 20 weeks or more gestation. A delivery does not include a spontaneous or induced abortion, regardless of the duration of the pregnancy.

13.1.2.4 For an HMO Member who is classified in the Pregnant Women, TANF Adults, TANF Children >12 months, Expansion Children >12 months, Federal Mandate Children, or CHIP risk group, HMO will be paid the monthly capitation amount identified in Article 13.1.2 for each month of classification, plus the DSP amount identified in Article 13.1.2.

13.1.2.5 HMO must submit a monthly DSP Report (report) that includes the data elements specified by TDH. TDH will consult with contracted HMOs prior to revising the report data elements and requirements. The reports must be submitted to TDH in the format and time specified by TDH. The report must include only unduplicated deliveries. The report must include


                                                    PPAC Rate Increase Amendment
                                                                        12/12/01

          only deliveries for which HMO has made a payment for the delivery, to either a hospital or other provider. No DSP will be made for deliveries which are not reported by HMO to TDH within 210 days after the date of delivery, or within 30 days from the date of discharge from the hospital for the stay related to the delivery, whichever is later.

13.1.2.6 HMO must maintain complete claims and adjudication disposition documentation, including paid and denied amounts for each delivery. HMO must submit the documentation to TDH within five (5) days from the date of a TDH request for documents.

13.1.2.7 The DSP will be made by TDH to HMO within twenty (20) state working days after receiving an accurate report from HMO.

13.1.2.8 All infants of age equal to or less than twelve months (Newborns) in the TANF Children, Expansion Children, and Newborns risk groups will be capitated at the Newborns classification capitation amount in
          Article 13.1.2.

AGREED AND SIGNED by an authorized representative of the parties on ______________________________2001.


Health and Human Services Commission                      AMERIGROUP Texas, Inc.


By:                                              By:
    -------------------------                         --------------------------
     Don A. Gilbert                             James D. Donovan, Jr.
                                                           President and CEO


Approved as to Form:

---------------------------
Office of General Counsel




                                                    PPAC Rate Increase Amendment
                                                                        12/12/01

                                   AMENDMENT 6
                          TO THE AGREEMENT BETWEEN THE
                       HEALTH & HUMAN SERVICES COMMISSION
                                       AND
                             AMERIGROUP TEXAS, INC.
                              FOR HEALTH SERVICES
                                     TO THE
                             MEDICAID STAR PROGRAM
                                     IN THE
                          DALLAS SERVICE DELIVERY AREA

                                   AMENDMENT 6
                          TO THE AGREEMENT BETWEEN THE
                       HEALTH & HUMAN SERVICES COMMISSION
                                       AND
                              AMERIGROUP TEXAS, INC.
                                FOR HEALTH SERVICES
                                      TO THE
                     MEDICAID STAR PROGRAM IN THE DALLAS SDA

ARTICLE 1. PURPOSE.............................................................................................      1
  SECTION 1.01 AUTHORIZATION...................................................................................      1
  SECTION 1.02 GENERAL EFFECTIVE DATE OF CHANGES...............................................................      1
ARTICLE 2. AMENDMENT TO THE OBLIGATIONS OF THE PARTIES.........................................................      1
  SECTION 2.01 GENERAL.........................................................................................      1
  SECTION 2.02 MODIFICATION OF SECTION 1.4, RENEWAL REVIEWS....................................................      1
  SECTION 2.03 MODIFICATION OF ARTICLE 2, DEFINITIONS..........................................................      2
  SECTION 2.04 MODIFICATION OF SECTION 3.4, PLAN MATERIALS AND DISTRIBUTION OF PLAN MATERIALS..................      3
  SECTION 2.05 MODIFICATION OF SECTION 3.5, RECORDS REQUIREMENT AND RECORDS RETENTION..........................      3
  SECTION 2.06 MODIFICATION OF SECTION 3.7, HMO TELEPHONE ACCESS REQUIREMENTS..................................      3
  SECTION 2.07 MODIFICATION OF SECTION 4.3, PERFORMANCE BOND...................................................      4
  SECTION 2.08 MODIFICATION OF SECTION 4.6, AUDIT..............................................................      4
  SECTION 2.09 MODIFICATION OF SECTION 4.9, THIRD PARTY RECOVERY...............................................      4
  SECTION 2.10 MODIFICATION OF SECTION 4.10, CLAIMS PROCESSING REQUIREMENTS....................................      4
  SECTION 2.11 MODIFICATION TO SECTION 5.4, SAFEGUARDING INFORMATION...........................................      5
  SECTION 2.12 MODIFICATION OF SECTION 5.6, HISTORICALLY UNDERUTILIZED BUSINESSES (HUBS).......................      5
  SECTION 2.13 MODIFICATION OF SECTION 5.10, NOTICE AND APPEAL.................................................      6
  SECTION 2.14 MODIFICATION OF SECTION 6.3, SPAN OF ELIGIBILITY................................................      6
  SECTION 2.15 MODIFICATION OF SECTION 6.4, CONTINUITY OF CARE AND OUT-OF-NETWORK PROVIDERS....................      7
  SECTION 2.16 MODIFICATION OF SECTION 6.5, EMERGENCY SERVICES.................................................      8
  SECTION 2.17 MODIFICATION OF SECTION 6.6, BEHAVIORAL HEALTH CARE SERVICES - SPECIFIC REQUIREMENTS ...........      8
  SECTION 2.18 MODIFICATION TO SECTION 6.16, BLIND AND DISABLED MEMBERS........................................      9
  SECTION 2.19 MODIFICATION OF SECTION 8.4, MEMBER ID CARDS....................................................      9
  SECTION 2.20 MODIFICATION OF SECTION 10.1, MODEL MIS REQUIREMENTS............................................      9
  SECTION 2.21 MODIFICATION OF SECTION 10.4, PROVIDER SUBSYSTEM................................................      9
  SECTION 2.22 MODIFICATION OF SECTION 10.9, DATA INTERFACE SUBSYSTEM..........................................      9
  SECTION 2.23 MODIFICATION OF SECTION 10.11, YEAR 2000 (Y2K) COMPLIANCE.......................................     10
  SECTION 2.24 ADDITION OF SECTION 10.12, HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT
     (HIPAA) COMPLIANCE........................................................................................     10
  SECTION 2.25 MODIFICATION OF SECTION 12.1., FINANCIAL REPORTS................................................     10
  SECTION 2.26 MODIFICATION OF SECTION 12.4, SUMMARY REPORT OF PROVIDER COMPLAINTS.............................     11
  SECTION 2.27 MODIFICATION OF SECTION 12.6, MEMBER COMPLAINTS.................................................     12
  SECTION 2.28 MODIFICATION OF SECTION 12.13, EXPEDITED PRENATAL OUTREACH REPORT...............................     12
  SECTION 2.29 ADDITION OF SECTION 12.14, MEMBER HOTLINE PERFORMANCE REPORT....................................     12
  SECTION 2.30 ADDITION OF SECTION 12.15, SUBMISSION OF STAR DELIVERABLES/REPORTS..............................     12
  SECTION 2.31 MODIFICATIONS TO SECTION 13.1, CAPITATION AMOUNTS...............................................     13
  SECTION 2.32 MODIFICATION OF SECTION 13.2, EXPERIENCE REBATE TO THE STATE....................................     13
  SECTION 2.33 SECTION 13.3, PERFORMANCE OBJECTIVES............................................................     15
  SECTION 2.34 MODIFICATION OF SECTION 13.5, NEWBORN AND PREGNANT WOMEN PAYMENT PROVISIONS.....................     15
  SECTION 2.35 MODIFICATION OF SECTION 14.3, NEWBORN ENROLLMENT................................................     16
  SECTION 2.36 MODIFICATION OF SECTION 15.12, NOTICES..........................................................     16
  SECTION 2.37 MODIFICATION OF SECTION 18.1.6, TERMINATION BY HMO..............................................     16
  SECTION 2.38 MODIFICATION OF SECTION 18.10, REVIEW OF REMEDY OR REMEDIES TO BE IMPOSED.......................     16
  SECTION 2.39 MODIFICATION OF SECTION 19.1, CONTRACT TERM.....................................................     17
  SECTION 2.40 MODIFICATIONS TO CONTRACT APPENDICES............................................................     17
ARTICLE 3. REPRESENTATIONS AND AGREEMENT OF THE PARTIES........................................................     17

                                                    HHSC CONTRACT NO. 529-03-037

STATE OF TEXAS
COUNTY OF TRAVIS

                                   AMENDMENT 6
                          TO THE AGREEMENT BETWEEN THE
                       HEALTH & HUMAN SERVICES COMMISSION
                                       AND
                             AMERIGROUP TEXAS, INC.
                               FOR HEALTH SERVICES
                                     TO THE
                              MEDICAID STAR PROGRAM
                                     IN THE
                          DALLAS SERVICE DELIVERY AREA

THIS CONTRACT AMENDMENT (the "Amendment") is entered into between the HEALTH & HUMAN SERVICES COMMISSION ("HHSC"), an administrative agency within the executive department of the State of Texas, and AMERIGROUP Texas, Inc. ("HMO"), a health maintenance organization organized under the laws of the State of Texas, possessing a certificate of authority issued by the Texas Department of Insurance to operate as a health maintenance organization, and having its principal office at 2730 N. Stemmons Freeway, Suite 608, Dallas, Texas 75207. HHSC and HMO may be referred to in this Amendment individually as a "Party" and collectively as the "Parties."

     The Parties hereby agree to amend their Agreement as set forth in Article 2 of this Amendment.

                               ARTICLE 1. PURPOSE.

SECTION 1.01 AUTHORIZATION.

     This Amendment is executed by the Parties in accordance with Section 15.2 of the Agreement.

SECTION 1.02 GENERAL EFFECTIVE DATE OF CHANGES.

     This Amendment is effective September 1, 2002, and terminates on August 31, 2003, unless extended or terminated sooner in accordance with the Agreement.

             ARTICLE 2. AMENDMENT TO THE OBLIGATIONS OF THE PARTIES

SECTION 2.01 GENERAL

     The Health Care Financing Administration (HCFA) has had a name change to the Centers for Medicare and Medicaid Services (CMS). All references to HCFA in the Agreement should be replaced with CMS.

SECTION 2.02 MODIFICATION OF SECTION 1.4, RENEWAL REVIEWS

     Section 1.4 is replaced with the following language:

                    "Renewal Review. At its sole discretion, HHSC may choose to conduct a renewal review of HMO's performance and compliance with this contract as a condition for retention and renewal."

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SECTION 2.03 MODIFICATION OF ARTICLE 2, DEFINITIONS

     (a)The following terms amend and modify the definitions set forth in
Article 2:

                    "CMS means the Centers for Medicare and Medicaid Services, formerly known as the Health Care Financing Administration
               (HCFA), which is the federal agency responsible for administering Medicare and overseeing state administration of Medicaid.

                    EMERGENCY MEDICAL CONDITION means a medical condition
               manifesting itself by acute symptoms of recent onset and sufficient severity (including severe pain), such that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical care could result in:

                    (a) placing the patient's health in serious jeopardy;

                    (b) serious impairment to bodily functions;

                    (c) serious dysfunction of any bodily organ or part;

                    (d) serious disfigurement; or

                    (e) in the case of a pregnant woman, serious jeopardy to the health of the fetus.

                    FAIR HEARING means the process adopted and implemented by
               the Texas Health and Human Services Commission, 25 TAC Chapter 1, in compliance with federal regulations and state rules relating to Medicaid Fair Hearings.

                    HEDS means the HMO/EPO/Dental Services Division of the Texas
               Health and Human Services Commission.

                    HHSC means the Texas Health and Human Services Commission or its designees.

                    THIRD PARTY LIABILITY (TPL) means the legal responsibility of another individual or entity to pay for all or part of the services provided to Members under this contract (see 1 TAC, Subchapter 354.2301 et seq., relating to Third Party Resources).

                    TP 40 means Type Program 40, which is a TDHS Medicaid
               program eligibility type assigned to pregnant women under 185% of the federal poverty level (FPL).

                    TP 45 means Type Program 45, which is a TDHS Medicaid
               program eligibility code assigned to newborns (under 12 months) who are born to mothers who are Medicaid eligible at the time of the child's birth.

                    TexMedNet means Texas Medical Network, which is the State's information system that processes claims and encounters. TexMedNet's functions include, but are not limited to eligibility verification, claims and encounters submissions, e-mail communications, and electronic funds transfers."

     (b) The term "HHSCS" is deleted and replaced with "TDHS" as defined in
Article 2 of the Contract.

     (c) The term "THHSC" is deleted and replaced with "HHSC" as defined above.


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SECTION 2.04 MODIFICATION OF SECTION 3.4, PLAN MATERIALS AND DISTRIBUTION OF
PLAN MATERIALS

     Section 3.4.3 is replaced with the following language:

                    "3.4.3       All plan materials regarding the STAR Program,
               including Member education materials, must be submitted to HHSC for approval prior to distribution. HHSC has fifteen (15) working days to review the materials and recommend any suggestions or required changes. If HHSC has not responded to HMO by the fifteenth (15th) day, HMO may print and distribute these materials. HHSC reserves the right to request HMO to modify plan materials that are deemed approved and have been printed or distributed. These modifications can be made at the next printing unless substantial non-compliance exists. An exception to the fifteen (15) working day timeframe may be requested in writing by HMO, for written provider materials that require a quick turn-around time (e.g., letters). These materials will generally be reviewed by HHSC within five (5) working days. HHSC reserves the right to require revisions to materials if inaccuracies are discovered or if changes are required by changes in policy or law. These changes can be made at the next printing unless substantial non-compliance exists, as determined by HHSC.

SECTION 2.05 MODIFICATION OF SECTION 3.5, RECORDS REQUIREMENT AND RECORDS RETENTION

     Section 3.5.1 is replaced with the following language:

                    "3.5.1       HMO must keep all records required to be
               created and retained under this Agreement in accordance with the standards set forth herein. Records related to Members served in the HMO's service area(s) must be made available in HMO's local office when requested by HHSC.

                    Original records, except paper claims, must be kept in the form they were created in the regular course of business for a minimum of three (3) years following the expiration of the contract period, including any extensions. Paper claims may be digitally copied from the time of initial receipt, if the HMO: 1) receives HHSC prior written approval; 2) certifies that an unaltered copy of the original claim received can be produced upon request; 3) the retention system is reliable and supported by a retrieval system that allows reasonable accurate records. HHSC may require the HMO to retain the records for an additional period if an audit, litigation or administrative action involving the records exists."

SECTION 2.06 MODIFICATION OF SECTION 3.7, HMO TELEPHONE ACCESS REQUIREMENTS

     Section 3.7. is replaced with the following language:

                    3.7.1 For all HMO telephone access (including Behavioral Health telephone services), HMO must ensure adequately-staffed telephone lines. Telephone personnel must receive customer service telephone training. HMO must ensure that telephone staffing is adequate to fulfill the standards of promptness and quality listed below:

                    1. 80% of all telephone calls must be answered within an
               average of 30 seconds;

                    2. The lost (abandonment) rate must not exceed 10%;

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

                    3. HMO cannot impose maximum call duration limits but must allow calls to be of sufficient length to ensure adequate information is provided to the Member or Provider.

                    4. Telephone services must meet cultural competency
               requirements (see Article 8.8) and provide "linguistic access" to all members as defined in Article II. This would include the provision of interpretive services required for effective communication for Members and providers.

SECTION 2.07 MODIFICATION OF SECTION 4.3, PERFORMANCE BOND

     Section 4.3 is replaced with the following language:

                    "4.3         HMO has furnished HHSC with a performance bond
               in the form prescribed by HHSC and approved by TDI, naming HHSC as Obligee, securing HMO's faithful performance of the terms and conditions of this Agreement. The performance bond must be issued in the amount of $100,000 for the Contract Period, plus an additional 12 months after the expiration of the Contract Period. If the Contract Period is renewed or extended pursuant to Article 15, the HMO must replace the performance bond with a separate bond covering performance during the renewal or extension period, plus an additional 12 months. The bond must be issued by a surety licensed by TDI, and specify cash payment as the sole remedy. HMO must deliver the bond to HHSC at the same time the signed HMO contract, renewal or extension is delivered to HHSC."

SECTION 2.08 MODIFICATION OF SECTION 4.6, AUDIT

     Section 4.6.2 is replaced with the following language:

                    "4.6.2       HHSC or its designee will conduct an audit of
               HMO at least once every two years. HMO is responsible for paying the costs of an audit conducted under this Article. The costs of the audit paid by HMO are allowable costs under this Agreement."

SECTION 2.09 MODIFICATION OF SECTION 4.9, THIRD PARTY RECOVERY

     Section 4.9.2 is replaced with the following language:

                    "4.9.2       Identification. HMO must develop and implement
               systems and procedures to identify potential third parties who may be liable for payment of all or part of the costs for providing medical services to Members under this contract Potential third parties must include any of the sources identified in 42 C.F.R. 433.138, relating to identifying third parties, except workers' compensation, uninsured and underinsured motorist insurance, first and third party liability insurance and tortfeasors. HMO must coordinate with HHSC to obtain information from other state and federal agencies and HMO must cooperate with HHSC in obtaining information from commercial third party resources. HMO must require all providers to comply with the provisions of 1 TAC Section 354.2301, et seq., relating to Third Party Recovery in the Medicaid program."

SECTION 2.10 MODIFICATION OF SECTION 4.10, CLAIMS PROCESSING REQUIREMENTS

     Section 4.10.8 is replaced with the following language:

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

                    "4.10.8      HMO must comply with the standards adopted by
               the U.S. Department of Health and Human Services under the Health Insurance Portability and Accountability Act of 1996 (HIPAA), Public Law 104-191, regarding submitting and receiving claims information through electronic data interchange (EDI) that allows for automated processing and adjudication of claims within two or three years, as applicable, from the date the rules promulgated under HIPAA are adopted (see 45 CFR parts 160 through 164).

SECTION 2.11 MODIFICATION TO SECTION 5.4, SAFEGUARDING INFORMATION

     Section 5.4. is replaced with the following language:

                    "5.4.1       The use and disclosure of all Member
               information, records, and data (Member Information) collected or provided to HMO by HHSC or another state agency is protected by state and federal law and regulations, including, but not limited to, the Health Insurance Portability and Accountability Act of 1996 (HIPAA), Public law 104-191, and 45 CFR parts 160 through
               164. HMO agrees to ensure that any of its agents, including subcontractors, to whom HMO discloses Member Information agrees to the same restrictions and conditions that apply to HMO with respect to Member Information.

SECTION 2.12 MODIFICATION OF SECTION 5.6, HISTORICALLY UNDERUTILIZED BUSINESSES
(HUBS)

     Sections 5.6.1 through 5.6.3 are replaced with the following language:

                    "5.6.1       In accordance with Texas Government Code
               Chapter 2161 and 1 TAC Section 111.11 et seq. and Section 392.100 state agencies are required to make a good faith effort to assist Historically Underutilized Businesses (HUBs) in receiving contract awards issued by the State. The goal of this program is to promote full and equal business opportunity for all businesses in contracting with the state. It is HHSC's intent that all contractors make a good faith effort to subcontract with HUBs during the performance of their contracts.

                    IMPORTANT NOTE: The Health and Human Services Commission has
               concluded that HUB subcontracting opportunities may exist in connection with this contract. See Appendix B to the Agreement for the following instructions and form: "Grant/Contract Applicants Client Services HUB Subcontracting Plan Instructions" (C-IGA), and Determination of Good Faith Effort for Grant Contracts (C-DGFE). If an approved HUB subcontracting plan is not already on file with HHSC, THE HMO SHALL SUBMIT A COMPLETED C-DGFE FORM ALONG WITH THE SIGNED CONTRACT OR RENEWAL.

                    If HMO responds, 'yes' to question two on Form C-DGFE, HMO shall document good faith efforts to develop a HUB Subcontracting Plan by completing and documenting the steps on form C-DGFE. Additionally, quarterly reports on HUB subcontracting are required according to the schedule on Form C-QSR. Quarterly Report forms are included in Appendix B of this amendment.

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

                    If HMO decides after the award to subcontract any part of
               the contract, the HMO shall notify the contract manager prior to entering into any subcontract. The HMO shall comply with the good faith effort requirements relating to developing and submitting a subcontracting plan.

                    5.6.2 HMO is required to submit HUB quarterly reports to HHSC as required in Article 12.11.

                    5.6.3 HHSC will assist HMO in meeting the contracting and reporting requirements of this Article."

SECTION 2.13 MODIFICATION OF SECTION 5.10, NOTICE AND APPEAL

     Section 5.10 is replaced with the following:

                    "5.10        HMO must comply with the notice requirements
               contained in 1 TAG Section 354.2211, and the maintaining benefits and services contained in 1 TAC Section 354.2213, whenever HMO intends to take an action affecting the Member benefits and services under this contract. Also see the Member appeal requirements contained in Article 8.6 of this Agreement."

SECTION  2.14 MODIFICATION OF SECTION 6.3, SPAN OF ELIGIBILITY

     Section 6.3 and its subparts are replaced with the following language"

                    "6.3         The following outlines HMO's responsibilities
               for payment of hospital and freestanding psychiatric facility (facility) admissions:

                    6.3.1 The payor responsible for the hospital/facility charges at the start of an inpatient stay remains responsible for hospital/facility charges until the time of discharge, or until such time that there is a loss of Medicaid eligibility.

                    6.3.2 HMO is responsible for professional charges during every month for which the payor receives a full capitation payment.

                    6.3.3 HMO is not responsible for any services after effective date of loss of Medicaid eligibility

                    6.3.4 Plan Change. A Member cannot change from one STAR health plan to another STAR health plan during an inpatient hospital stay.

                    6.3.5 Hospital/Facility Transfer. Discharge from one acute care hospital/facility and readmission to another acute care hospital/facility within 24 hours for continued treatment is not a discharge under this contract.

                    6.3.6 HMO insolvency or receivership. HMO is responsible for payment of all services provided to a person who was a Member on the date of insolvency or receivership to the same extent they would otherwise be responsible under this
               Article 6.3.

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                                  Page 6 of 17

                    6.3.7 For purposes of this Section 6.3, a Member "loses Medicaid eligibility" when:

                    6.3.7.1 Medicaid eligibility is terminated and never regained under one Medicaid Type Program with no subsequent transfer of eligibility to another Medicaid Type Program; or

                    6.3.7.2 Medicaid eligibility is terminated and there is a lapse of at least one month in regular Medicaid coverage. The term "regular Medicaid coverage" refers to either traditional fee-for-service Medicaid or Medicaid managed care coverage; or

                    6.3.7.3 A client re-applies for Medicaid eligibility and is certified for prior Medicaid coverage, as defined by TDHS, for any month(s) prior to the month of application. The term "prior Medicaid coverage" refers to Applicants who are eligible for Medicaid coverage during the three-month period before the month they apply for TANF or Medical Programs. Prior Medicaid coverage may be continuous or there may be interrupted periods of eligibility involving all or some of the certified Members.

                    Administrative process limitations within the State's
               application and recertification process do not constitute a "loss of Medicaid eligibility".

SECTION 2.15 MODIFICATION OF SECTION 6.4, CONTINUITY OF CARE AND OUT-OF-NETWORK PROVIDERS

     Section 6.4.3 is replaced with the following language:

                    "6.4.3       HMO must pay a Member's existing out-of-network
               providers for covered services until the Member's records, clinical information and care can be transferred to a network provider. Payment must be made within the time period required for network providers. This Article does not extend the obligation of HMO to reimburse the Member's existing out-of-network providers for on-going care for more than 90 days after Member enrolls in HMO or for more than nine months in the case of a Member who at the time of enrollment in HMO has been diagnosed with and receiving treatment for a terminal illness. The obligation of HMO to reimburse the Member's existing out-of-network provider for services provided to a pregnant Member with 12 weeks or less remaining before the expected delivery date extends through delivery of the child, immediate postpartum care, and the follow-up checkup within the first six weeks of delivery.

                    6.4.3.1 HMO will pay reasonable and customary rates for all out-of-network provider claims with dates of service between September 1, 2002 and November 30,2002. HMO must forward any complaints submitted by out-of-network providers during this time to HHSC. HHSC will review all complaints and determine whether payments were reasonable and customary. HHSC will direct the HMO to pay a reasonable and customary amount, as determined by HHSC, if it concludes that the payments were not reasonable and customary for the provider. Failure to comply with this provision constitutes a default under Article XVI, Default and Remedies.

                    6.4.3.2 For all out-of-network provider claims with dates of service on or after December 1, 2002, HMO must pay providers a reasonable and

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

               customary amount consistent with a methodology approved by HHSC. HMO must submit its methodology, along with any supporting documentation, to HHSC by September 30, 2002. HHSC will review and respond to the information by November 15, 2002. HMO must forward any complaints by out-of-network providers submitted after December 1, 2002 to HHSC, which will review all complaints. If HHSC determines that payment is not consistent with the HMO's approved methodology, the HMO must pay the provider a rate, using the approved reasonable and customary methodology, as determined by HHSC. Failure to comply with this provision constitutes a default under Article XVI, Default and Remedies.

SECTION 2.16 MODIFICATION OF SECTION 6.5, EMERGENCY SERVICES

     Section 6.5.1 is replaced with the following language:

                    "6.5.1       HMO must pay for the professional, facility,
               and ancillary services that are medically necessary to perform the medical screening examination and stabilization of HMO Member presenting as an emergency medical condition or an emergency behavioral health condition to the hospital emergency department, 24 hours a day, 7 days a week, rendered by either HMO's in-network or out-of-network providers. 6.5.1.1 For all out-of-network providers, HMO will pay a reasonable and customary amount for emergency services.

                    HMO will pay a reasonable and customary amount for services for all out-of-network emergency services provider claims with dates of service between September 1, 2002 and November 30, 2002. HMO must forward any complaints submitted by out-of-network emergency services providers during this time to HHSC. HHSC will review all complaints and determine whether payments were reasonable and customary. HHSC will direct the HMO to pay a reasonable and customary amount, as determined by HHSC, if it concludes that the payments were not reasonable and customary for the provider.

                    6.5.1.2 For all out-of-network emergency services provider claims with dates of service on or after December 1, 2002, HMO must pay providers a reasonable and customary amount consistent with a methodology approved by HHSC. HMO must submit its methodology, along with any supporting documentation, to HHSC by September 30, 2002. HHSC will review and respond to the information by November 15, 2002. HMO must forward any complaints by out-of-network emergency services providers submitted after December 1, 2002 to HHSC, which will review all complaints. If HHSC determines that payment is not consistent with the HMO's approved methodology, the HMO must pay the emergency services provider a rate, using the approved reasonable and customary methodology, as determined by HHSC. Failure to comply with this provision constitutes a default under Article XVI, Default and Remedies.

SECTION 2.17 MODIFICATION OF SECTION 6.6, BEHAVIORAL HEALTH CARE SERVICES - SPECIFIC REQUIREMENTS

     Section 6.6.8 is replaced with the following language:

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

                    "6.6.8       When assessing Members for behavioral health
               care services, HMO and network behavioral health providers must use the DSM-IV multi-axial classification. HHSC may require use of other assessment instrument/outcome measures in addition to the DSM-IV. Providers must document DSM-IV and assessment/outcome information in the Member's medical record."

SECTION 2.18 MODIFICATION TO SECTION 6.16, BLIND AND DISABLED MEMBERS

     Section 6.16.1 is replaced with the following language:

                    "6.16.1      Blind and disabled Members' SSI status is
               effective the date of State's eligibility system, SAVERR, identifies the Member as Type Program 13 (TP13). On this effective date, the Member becomes a voluntary STAR enrollee.

                    The State is responsible for updating the State's
               eligibility system within 45 days of official notice of the Members' federal SSI eligibility by the Social Security Administration (SSA).

SECTION 2.19 MODIFICATION OF SECTION 8.4, MEMBER ID CARDS

     Section 8.4.1 is replaced with the following language:

                    "8.4.1       A Medicaid Identification Form (Form 3087) is
               issued monthly by the TDHS. The form includes the "STAR" Program logo and the name and toll free number of the Member's health plan. A Member may have a temporary Medicaid Identification (Form 1027-A), which will include a STAR indicator."

SECTION 2.20 MODIFICATION OF SECTION 10.1, MODEL MIS REQUIREMENTS

     Section 10.1.3.6 is replaced with the following language:

                    "10.1.3.6    HMO is required to provide representation to
               attend and participate in the HHSC Systems Workgroup as a part of the Systems Scan Call."

SECTION 2.21 MODIFICATION OF SECTION 10.4, PROVIDER SUBSYSTEM

     Subparts 7 and 8 of Section 10.4 are replaced with the following language:

                    "7. Support national provider number format (UPIN, NPIN,
               CLIA, TPI, etc., as required by HHSC).

                    8. Provide Provider Network and Affiliation files 90 days
               prior to implementation and updates monthly. Format will be provided by HHSC to contracted entities."

SECTION 2.22 MODIFICATION OF SECTION 10.9, DATA INTERFACE SUBSYSTEM

     Section 10.9.3 is replaced with the following language:

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

                    "10.9.3      Provider Network and Affiliation Files. The HMO
               will supply network provider data to the Enrollment Broker and Claims Administrator. This data will consist of a Provider Network File and a Provider Affiliation File. The HMO will submit the Provider Network File to the Enrollment Broker and the Provider Affiliation File to the Claims Administrator. Both files shall accomplish the following objectives:

                    1. Provide identifying information for all managed care
               providers (e.g. name, address, etc.).

                    2. Maintain history on provider enrollment/disenrollment.

                    3. Identify PCP capacity.

                    4. Identify any restrictions (e.g., age, sex, etc.)

                    5. Identify number and types of specialty providers
               available to Members.

                    6. Provide other (Master Provider File) information
               identified by HHSC."

SECTION 2.23 MODIFICATION OF SECTION 10.11, YEAR 2000 (Y2K) COMPLIANCE

     Section 10.11 is deleted in its entirety.

SECTION 2.24 ADDITION OF SECTION 10.12, HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT (HIPAA) COMPLIANCE.

     Section 10.12 is added as follows:

                    "10.12       Health Insurance Portability and Accountability
               Act (HIPAA) Compliance. HMO's system must comply with applicable certificate of coverage and data specification and reporting requirements promulgated pursuant to the Health Insurance Portability and Accountability Act (HIPPA) of 1996, P.L. 104-191 (August 21, 1996), as amended or modified.

SECTION 2.25 MODIFICATION OF SECTION 12.1., FINANCIAL REPORTS

     Sections 12.1.4, 12.1.11, and 12.13 are replaced with the following language, and Section 12.14 is added. Sections 12.1.2, 12.1.3, 12.1.7 and
12.1.10 are deleted in their entirety.

                    12.1.2       [Deleted]

                    12.3         [Deleted]

                    12.1.4 Final MCFS Reports. HMO must file two final MCFS Reports for each of the following:

                         The initial two-year contract period (SFY 2000-2001),

                         The first one-year contract extension period (SFY
                    2002), and

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                                 Page 10 of 17

                    This second one-year contract extension period (SFY 2003).

                    The first final report must reflect expenses incurred during each contract period and paid through the 90th day after the end of the contract period. The first final report must be filed on or before the 120th day after the end of each contract period. The second final report must reflect expenses incurred during each contract period and paid through the 334th day after the end of the contract period. The second final report must be filed on or before the 365th day after the end of each contract period.

                    12.1.7       [Deleted]

                    12.1.10      [Deleted]

                    12.1.11 IBNR Plan. HMO must furnish a written IBNR Plan to manage incurred-but-not-reported (IBNR) expenses, and a description of the method of insuring against insolvency, including information on all existing or proposed insurance policies. The Plan must include the methodology for estimating IBNR. The plan and description must be submitted to HHSC no later than 60 days after the effective date of this contract. Changes to the IBNR plan and description must be submitted to HHSC no later than 30 days before changes to the plan are implemented by HMO.

                    12.1.13 Each report required under this Article must be mailed to: Medicaid HMO Contract Deliverables Manager, HEDS Division, Texas Health and Human Services Commission, P.O. Box 13247, Austin, Texas 78711-3247 (Exception: The MCFS Report may be submitted to HHSC via E-mail to deliver@hhsc.state.tx.us).

                    12.1.14 Bonus and/or Incentive Payment Plan. The HMO must furnish a written Bonus and/or Incentive Payments Plan to HHSC to determine whether such payments are allowable administrative expenses in accordance with Appendix L, "Cost Principles for Administrative Expenses, 11. Compensation for Personnel Services, i. Bonuses and Incentive Payments." The written plan must include a description of the plan's criteria for establishing bonus and/or incentive payments, the methodology to calculate bonus and/or incentive payments, and the timing as to when these bonus and/or incentive payments are to be paid. The plan and description must be submitted to HHSC for approval no later than 30 days after the execution of the contract and any contract renewal. If the HMO revises the Bonus and/or Incentive Payment Plan, the HMO must submit the revised plan to HHSC for approval prior to implementing the plan."

SECTION 2.26 MODIFICATION OF SECTION 12.4, SUMMARY REPORT OF PROVIDER COMPLAINTS

     Section 12.4 is replaced with the following language:

HHSC Contract 529-03-037

                    "12.4       HMO must submit a Summary Report of Provider
               Complaints. HMO must also reports complaints submitted to its subcontracted risk groups (e.g., IPAs). The complaint report format must be submitted not later than 45 days following the end of the state fiscal quarter in a format specified by HHSC."

SECTION 2.27 MODIFICATION OF SECTION 12.6, MEMBER COMPLAINTS

     Section 12.6 is replaced with the following language:

                    "12.6        HMO must submit a quarterly summary report of
               Member complaints. HMO must also report complaints submitted to its subcontracted risk groups (e.g., IPAs). The complaint report must be submitted not later than 45 days following the end of the state fiscal quarter in a format specified by HHSC."

SECTION 2.28 MODIFICATION OF SECTION 12.13, EXPEDITED PRENATAL OUTREACH REPORT

     Section 12.13 is deleted in its entirety.

SECTION 2.29 ADDITION OF SECTION 12.14, MEMBER HOTLINE PERFORMANCE REPORT

     Section 12.14 is added as follows:

                    "12.14       MEMBER HOTLINE PERFORMANCE REPORT

                    HMO must submit, on a monthly basis, a Member Hotline
               Performance Report that contains all required elements set out in
               Article 3.7 of this Agreement in a formant approved by HHSC. The report is due on the 30th of the month following the end of each month."

 SECTION 2.30 ADDITION OF SECTION 12.15, SUBMISSION OF STAR DELIVERABLES/REPORTS

     Section 12.15 is added as follows:

                    "12.15       SUBMISSION OF STAR DELIVERABLES/REPORTS

                    12.15.1 Electronic Mail. STAR deliverables and reports should be submitted to HHSC via electronic mail unless HHSC expressly provides that they must be submitted in a different manner. Reports and deliverables that may not be submitted electronically include, but are not limited to: Encounter Data, Supplemental Delivery Payment data, UDT data, and certain Member Materials.

                    12.15.1.1 The e-mail address for deliverables submission is deliver@hhsc.state.tx.us. 12. 15. 1.2 Electronic Mail
               Restrictions:

                    File Size: E-mail file size is limited to 2.5 MB. Files
               larger than that will need to be compressed (zip file) or split into multiple files for submission.

                    Confidentiality: Routine STAR deliverables/reports should
               not contain any member specific data that would be considered confidential.

HHSC Contract 529-03-037

                    12.15.2 FOHC and RHC Deliverables. HMO may submit FQHC and RHC deliverables by uploading the required information to the Claims Administrator's Bulleting Board System (BBS). The uploaded data must contain a unique 8-digit control number. HMO should format the 8-digit control number as follows:

                              2 digit plan code identification number;
                              Julian date; and then

                         - HMO's 3-digit report number (i.e., HMO's first report will be 001).

                    After uploading the data to the BBS, the HMO must notify
               HHSC via e-mail that it has uploaded the data, and include the name of the file and recipient directory. HMO must also mail signed original report summaries, including the corresponding 8-digit control number, to HHSC within three (3) business days after uploading the data to the BBS.

                    12.15.3 Special Submission Needs. In special cases where other submission methods are necessary, HMO must contact the assigned Health Plan Manager for authorization and instructions.

                    12.15.4 Deliverables due via Mail. HMO should mail reports and deliverables that must be submitted by mail to the following address:

                    General Mail:
                    Texas Health & Human Services Commission
                    HEDS Contract Deliverables
                    P.O. Box 13247
                    Austin, Texas 78711-3247

                    Overnight Mail:
                    Texas Health & Human Services Commission
                    HEDS Contract Deliverables
                    12555 Riata Vista Circle
                    Austin, TX 78727

                    12.15.5 Texas Department of Insurance (TDI). The submission of deliverables/reports to HHSC does not relieve the Plan of any reporting requirements/responsibility with TDI. The Plan should continue to report to TDI as they have in the past."

SECTION 2.31 MODIFICATIONS TO SECTION 13.1, CAPITATION AMOUNTS

     Section 13.1.7.1 is added:

                    "13.1.7.1    HMO rates for FY 2002 and FY 2003 include pass
               through funds for providers, as appropriated by the 77th Texas Legislature. HMO must file reports on pass through methodology expenditures as requested by HHSC."

SECTION 2.32 MODIFICATION OF SECTION 13.2, EXPERIENCE REBATE TO THE STATE

     Sections 13.2.1,13.2.2.1,13.2.3, and 13.2.5 are replaced with the following language:

HHSC Contract 529-03-037

                    "13.2.1      For the Contract Period, HMO must pay to HHSC
               an experience rebate calculated in accordance with the tiered rebate method listed below based on the excess of allowable HMO STAR revenues over allowable HMO STAR expenses as set forth in Appendix I, as reviewed and confirmed by HHSC. HHSC reserves the right to have an independent audit performed to verify the information provided by HMO.

                     GRADUATED REBATE METHOD
----------------------------------------------------------
NET INCOME BEFORE TAXES
  AS A PERCENTAGE OF
       REVENUES               HMO SHARE     STATE SHARE
----------------------------------------------------------
0% -  3%                        100%             0%
----------------------------------------------------------
Over  3% -  7%                   75%            25%
----------------------------------------------------------
Over  7% - 10%                   50%            50%
----------------------------------------------------------
Over 10% - 15%                   25%            75%
----------------------------------------------------------
Over 15%                          0%           100%
----------------------------------------------------------

                    13.2.2.1 The experience rebate for the HMO shall be calculated by applying the experience rebate formula in Article
               13.2.1 to the sum of the net income before taxes for all STAR Medicaid service areas contracted between the State and HMO.

                    13.2.3 Experience rebate will be based on a pre-tax basis. Expenses for value-added services are excluded from the determination of Net Income Before Taxes reported in the Final MCFS Report; however, HMO may subtract from Net Income Before Taxes, expenses incurred for value added services for the experience rebate calculations.

                    13.2.5 There will be two settlements for payment(s) of the experience rebate for SFY 2000-2001, two settlements for payment(s) for the experience rebate for SFY 2002, and two settlements for payment(s) for the experience rebate for SFY 2003. The first settlement for the specified contract period shall equal 100 percent of the experience rebate as derived from Net Income Before Taxes less the value-added services expenses in the first final MCFS Report and shall be paid on the same day the first final MCFS Report is submitted to HHSC for the specified time period. The second settlement shall be an adjustment to the first settlement and shall be paid to HHSC on the same day that the second final MCFS Report is submitted to HHSC for that specified time period if the adjustment is a payment from HMO to HHSC. If the adjustment is a payment from HHSC to HMO, HHSC shall pay such adjustment to HMO within thirty (30) days of receipt of the second final MCFS Report HHSC or its agent may audit the MCFS report. If HHSC determines that corrections to the MCFS reports are required, based on a audit of other documentation acceptable to HHSC, to determine an adjustment to the amount of the second settlement, then final adjustment shall be made within three years from the date that HMO submits the second final MCFS report. HMO must pay the first and second settlements on the due dates for the first and second final MCFS reports respectively as identified in Article 12.1.4. HHSC may adjust the

HHSC Contract 529-03-037
               experience rebate if HHSC determines HMO has paid affiliates amounts for goods or services that are higher than the fair market value of the goods and services in the service area. Fair market value may be based on the amount HMO pays a non-affiliate(s) or the amount another HMO pays for the same or similar service in the service area. HHSC has final authority in auditing and determining the amount of the experience rebate."

SECTION 2.33 SECTION 13.3, PERFORMANCE OBJECTIVES

     Section 13.3.9 is replaced with the following language:

                    "13.3.9      The performance objective allocation for HMO
               shall be assigned to each performance objective, described in Appendix K, in accordance with the following percentages:

                              PERCENT OF PERFORMANCE OBJECTIVE
     EPSDT SCREENS                       INCENTIVE FUND
-------------------------------------------------------------------
1. < 12 Months                               12%
-------------------------------------------------------------------
2. 12 To 24 Months                           12%
-------------------------------------------------------------------
3. 25 Months - 20 Years                      20%
-------------------------------------------------------------------

                              PERCENT OF PERFORMANCE OBJECTIVE
    IMMUNIZATIONS                        INCENTIVE FUND
-------------------------------------------------------------------
4. < 12 Months                               17%
-------------------------------------------------------------------
5. 12 To 24 Months                           12%
-------------------------------------------------------------------

                                 PERCENT OF PERFORMANCE
    PREGNANCY VISITS            OBJECTIVE INCENTIVE FUND
-------------------------------------------------------------------
6. Initial prenatal exam                   15%
-------------------------------------------------------------------
7. Postpartum visit                        12%
-------------------------------------------------------------------

SECTION 2.34 MODIFICATION OF SECTION 13.5, NEWBORN AND PREGNANT WOMEN PAYMENT PROVISIONS

     Sections 13.6.1.1, 13.6.3 and 13.6.6 are replaced with the following language:

                    "13.6.1.1    The mother of the newborn Member may request
               that the newborn's health plan coverage be changed to another HMO during the first 90 days following the date of birth, but may only do so through the Medicaid managed care Enrollment Broker.

                    13.6.3 All non-TP45 newborns whose mothers are HMO Members at the time of the birth will be retroactively enrolled into the HMO by TDHS Data Control except as outlined in Article 13.6.4.

HHSC Contract 529-03-037

                    13.6.5 HMO is responsible for payment for all covered services provided to TP40 members by in-network or out-of-network providers from the date of enrollment in HMO, but prior to HMO receiving TP40 Member on monthly capitation file. HMO must waive requirement for prior authorization (or grant retroactive prior authorization) for medically necessary services provided from the date of enrollment in HMO, but prior to HMO receiving TP40 member on monthly capitation file."

SECTION 2.35 MODIFICATION OF 14.3, NEWBORN ENROLLMENT

     Section 14.3.1.1 is replaced with the following language:

                    "14.3.1.1    A mother of a newborn Member may request a plan
                  change for her newborn during the first 90 days by contacting the Enrollment Broker. If a change is approved, the Enrollment Broker will notify both plans involved in the process. If no alternative to the plan change can be reached, the Enrollment Broker will notify the HMO of the newborn plan change request received from the mother."

SECTION 2.36 MODIFICATION OF SECTION 15.12, NOTICES

     Section 15.12 is replaced with the following language:

                    "Notice may be given by registered mail, facsimile, and/or hand delivery. All notices to HHSC shall be addressed to:
               Medicaid HMO Contract Deliverables Manager, HEDS Division, Texas Health and Human Services Commission, P.O. Box 13247, Austin, Texas 78711-3247, with a copy to the Contract Administrator. Notices to HMO shall be addressed to President/CEO, 2730 N. Stemmons Freeway, Suite 608, Dallas, Texas 75207."

SECTION 2.37 MODIFICATION OF SECTION 18.1.6, TERMINATION BY HMO

     Section 18.1.6 is replaced with the following language:

                    "18.1.6      HMO may terminate this contract if HHSC fails
               to pay HMO as required under Article 13 of this contract or otherwise materially defaults in its duties and responsibilities under this contract, or by giving notice no later than 30 days after receiving the capitation rates for the Contract Period. Retaining premium, recoupment, sanctions, or penalties that are allowed under this contract or that result from HMO's failure to perform or HMO's default under the terms of this contract is not cause for termination."

SECTION 2.38 MODIFICATION OF SECTION 18.10, REVIEW OF REMEDY OR REMEDIES TO BE IMPOSED

     Section 18.10 is replaced with the following language:

                    "18.10.2     HMO and HHSC must attempt to informally resolve
               a dispute. If HMO and HHSC are unable to informally resolve a dispute, HMO must notify the HEDS Manager and Director of Medicaid/CHIP Operations that HMO and HHSC cannot agree. The Director of Medicaid/CHIP Operations will refer the dispute to the State Medicaid

HHSC Contract 529-03-037

                    Director who will appoint a committee to review the dispute under HHSC's dispute resolution procedures. The decision of the dispute resolution committee will be HHSC's final administrative decision. "

SECTION 1.01 MODIFICATION OF SECTION 19.1, CONTRACT TERM

     Section 19.1 is replaced with the following language:

                    "19.1        The effective date of this contract is
               September 1, 2000. This contract will terminate on August
               31, 2003 unless extended or terminated earlier as provided for elsewhere in this contract."

SECTION 1.02 MODIFICATIONS TO CONTRACT APPENDICES.

     The following appendices are replaced with the versions attached to this
Amendment:

               -    Appendix B, HUB

               -    Appendix C, Value-added Services

               -    Appendix F, Texas Trauma Facilities

               -    Appendix G, Texas Hemophilia Centers

               -    Appendix I, Financial Statistical Report

               -    Appendix K, Preventive Health Performance Objectives

            ARTICLE 2. REPRESENTATIONS AND AGREEMENT OF THE PARTIES

     The Parties contract and agree that the terms of the Agreement will remain in effect and continue to govern except to the extent modified in this Amendment.

     By signing this Amendment, the Parties expressly understand and agree that this Amendment is hereby made a part of the Agreement as though it were set out word for word in the Agreement.

     IN WITNESS HEREOF, HHSC AND THE HMO HAVE EACH CAUSED THIS AMENDMENT TO BE SIGNED AND DELIVERED BY ITS DULY AUTHORIZED REPRESENTATIVE.

        AMERIGROUP TEXAS, INC.           HEALTH & HUMAN SERVICES COMMISSION


By: /s/ James D. Donovan, Jr.          By: /s/ [ILLEGIBLE]
   ------------------------------         ------------------------------
   James D. Donovan, Jr.                  Don Gilbert
   President and CEO                   FOR Commissioner

Date: 8/27/2002                        Date: 8.29.02

HHSC Contract 529-03-037

                                                    HHSC CONTRACT NO. 529-03-037

STATE OF TEXAS

COUNTY OF TRAVIS

                                   AMENDMENT 7
                          TO THE AGREEMENT BETWEEN THE
                       HEALTH & HUMAN SERVICES COMMISSION
                                       AND
                             AMERIGROUP TEXAS, INC.
                              FOR HEALTH SERVICES
                                     TO THE
                             MEDICAID STAR PROGRAM
                                     IN THE
                          DALLAS SERVICE DELIVERY AREA

     THIS CONTRACT AMENDMENT (the "Amendment") is entered into between the HEALTH & HUMAN SERVICES COMMISSION ("HHSC"), an administrative agency within the executive department of the State of Texas, and AMERIGROUP TEXAS, INC. ("CONTRACTOR"), a health maintenance organization organized under the laws of the State of Texas, possessing a certificate of authority issued by the Texas Department of Insurance to operate as a health maintenance organization, and having its principal office at 2730 N. Stemmons Freeway, Suite 608, Dallas, Texas 75207. HHSC and CONTRACTOR may be referred to in this Amendment individually as a "Party" and collectively as the "Parties."

     The Parties hereby agree to amend their Agreement as set forth in Article 2 of this Amendment.

                               ARTICLE 1. PURPOSE.

SECTION 1.01 AUTHORIZATION.

     This Amendment is executed by the Parties in accordance with Article 15.2 of the Agreement.

SECTION 1.02 GENERAL EFFECTIVE DATE OF CHANGES.

     This Amendment is effective November 1, 2002.

             ARTICLE 2. AMENDMENT TO THE OBLIGATIONS OF THE PARTIES

SECTION 2.01 MODIFICATION OF ARTICLE 2 DEFINITIONS

     The following term is added to amend the definitions set forth in Article
2:

                    "EXPERIENCE REBATE PERIOD means each period within the
               Contract Period related to the calculations and settlements of Experience Rebates to HHSC described in Section 13.2. The Contract Period consists of the following Experience Rebate
               Periods:

                    - September 1, 1999 through August 31, 2001 (1st Experience Rebate Period)

                    - September 1, 2001 through August 31, 2002 (2nd Experience Rebate Period)

HHSC Contract 529-03-037

                    - September 1, 2002 through August 31, 2003 (3rd Experience Rebate Period)"

SECTION 2.02 MODIFICATION TO SECTION 13.2, EXPERIENCE REBATE TO STATE

     Section 13.2 is replaced with the following language:

                    "13.2.1      HMO must pay to HHSC an experience rebate for
               each Experience Rebate Period. HMO will calculate the experience rebate in accordance with the tiered rebate formula listed below based on Net Income Before Taxes (excess of allowable revenues over allowable expenses) as set forth in Appendix I. The HMO's calculations are subject to HHSC approval, and HHSC reserves the right to have an independent audit performed to verify the information provided by HMO.

                   GRADUATED REBATE FORMULA
--------------------------------------------------------------
 NET INCOME BEFORE TAXES
AS A PERCENTAGE OF TOTAL
        REVENUES                 HMO SHARE     HHSC SHARE
--------------------------------------------------------------
0% - 3%                            100%             0%
--------------------------------------------------------------
Over 3% -   7%                      75%            25%
--------------------------------------------------------------
Over 7% -  10%                      50%            50%
--------------------------------------------------------------
Over 10% - 15%                      25%            75%
--------------------------------------------------------------
Over 15%                             0%           100%
--------------------------------------------------------------

                    13.2.2       Carry Forward of Prior Experience Rebate Period
               Losses: Losses incurred for one Experience Rebate Period can only be carried forward as an offset to Net Income Before Taxes in the next Experience Rebate Period.

                    13.2.2.1 HMO shall calculate the experience rebate by applying the experience rebate formula in Article 13.2.1 as follows:

                    For the 1st Experience Rebate Period, to the Net Income
               Before Taxes for each STAR Medicaid service area contracted between HHSC and HMO. The HMO will separately calculate the experience rebate for each service area, and losses in one service area cannot be used to offset Net Income Before Taxes in another service area. Losses from the 1st Experience Rebate Period can be carried forward to the 2nd Experience Rebate Period for the same service area.

                    For the 2nd Experience Rebate Period, to the sum of the Net
               Income Before Taxes for all STAR Medicaid service areas contracted between HHSC and HMO. Losses from the 2nd Experience Rebate Period can be carried forward to the 3rd Experience Rebate Period.

                    For the 3rd Experience Rebate Period, to the sum of the Net
               Income Before Taxes for all CHIP, STAR Medicaid, and STAR+PLUS Medicaid service areas contracted between HHSC or TDHS and HMO.

HHSC Contract 529-03-037

                    13.2.3 Experience rebate will be based on a pre-tax basis. Expenses for value-added services are excluded from the determination of Net Income Before Taxes reported in the Final MCFS Report; however, HMO may subtract from Net Income Before Taxes, expenses incurred for value added services for the experience rebate calculations.


                    13.2.4 Population-Based Initiatives (PBIs) and Experience Rebates: HMO may subtract from an experience rebate owed to HHSC, expenses for population-based health initiatives that have been approved by HHSC. A PBI is a project or program designed to improve some aspect of quality of care, quality of life, or health care knowledge for the Medicaid population that may also benefit the community as a whole. Value-added service does not constitute a PBI. Contractually required services and activities do not constitute a PBI.


                    13.2.5 There will be two settlements for payment(s) of the experience rebate for the 1st Experience Rebate Period, two settlements for payment(s) of the experience rebate for the 2nd Experience Rebate Period, and two settlements for payment(s) of the experience rebate for the 3rd Experience Rebate Period. Settlement payments are payable to HHSC. The first settlement for the specified Experience Rebate Period shall equal 100 percent of the experience rebate as derived from Net Income Before Taxes reduced by any value-added services expenses in the first Final MCFS Report and shall be paid on the same day that the first Final MCFS Report is submitted to HHSC for the specified time period. The second settlement shall be an adjustment to the first settlement and shall be paid on the same day that the second Final MCFS Report is submitted to HHSC for that specified time period if the adjustment is a payment from HMO to HHSC. If the adjustment is a payment from HHSC to HMO, HHSC shall pay such adjustment to HMO within thirty (30) days of receipt of the second Final MCFS Report. HHSC or its agent may audit the MCFS Reports. If HHSC determines that corrections to the MCFS Reports are required, based on an audit of other documentation acceptable to HHSC, to determine an adjustment to the amount of the second settlement, then final adjustment shall be made within three (3) years from the date that HMO submits the second Final MCFS Report. HMO must pay the first and second settlements on the due dates for the first and second Final MCFS Reports, respectively, as identified in Article 12.1.4. HHSC may adjust the experience rebate if HHSC determines HMO has paid (an) affiliate(s) amounts for goods or services that are higher than the fair market value of the goods and services in the service area. Fair market value may be based on the amount HMO pays (a) non-affiliate(s) or the amount another HMO pays for the same or similar goods and services in the service area. HHSC has final authority in auditing and determining the amount of the experience rebate."

             ARTICLE 3. REPRESENTATIONS AND AGREEMENT OF THE PARTIES

     The Parties contract and agree that the terms of the Agreement will remain in effect and continue to govern except to the extent modified in this Amendment.

     By signing this Amendment, the Parties expressly understand and agree that this Amendment is hereby made a part of the Agreement as though it were set out word for word in the Agreement.

HHSC Contract 529-03-037

     IN WITNESS HEREOF, HHSC AND THE CONTRACTOR HAVE EACH CAUSED THIS AMENDMENT TO BE SIGNED AND DELIVERED BY ITS DULY AUTHORIZED REPRESENTATIVE.

          AMERIGROUP TEXAS, INC.            HEALTH & HUMAN SERVICES COMMISSION

     By:_________________________        By:__________________________________
        James D. Donovan, Jr.               Don A. Gilbert
        President and CEO                   Commissioner

Date: ________________________           Date:_______________________________

HHSC Contract 529-03-037

                                   AMENDMENT 8

                                TO THE AGREEMENT
                                   BETWEEN THE

                       HEALTH & HUMAN SERVICES COMMISSION
                                       AND
                             AMERIGROUP TEXAS, INC.

                                       FOR
                               HEALTH SERVICES TO
                            THE MEDICAID STAR PROGRAM

                                     IN THE
                          DALLAS SERVICE DELIVERY AREA

                                   AMENDMENT 8
                          TO THE AGREEMENT BETWEEN THE
          HEALTH & HUMAN SERVICES COMMISSION AND AMERIGROUP TEXAS, INC.
                FOR HEALTH SERVICES TO THE MEDICAID STAR PROGRAM
                       IN THE DALLAS SERVICE DELIVERY AREA

                                TABLE OF CONTENTS

ARTICLE 1. PURPOSE...............................................................................       1

   SECTION 1.01 AUTHORIZATION....................................................................       1
   SECTION 1.02 GENERAL EFFECTIVE DATE OF CHANGES................................................       1

ARTICLE 2. AMENDMENT TO THE OBLIGATIONS OF THE PARTIES...........................................       1

   SECTION 2.01 GENERAL..........................................................................       1
   SECTION 2.02 MODIFICATION OF ARTICLE 2, DEFINITIONS...........................................       1
   SECTION 2.03 MODIFICATION TO ARTICLE 3.2, NON-PROVIDER SUBCONTRACTS...........................       3
   SECTION 2.04 MODIFICATION TO SECTION 3.5, RECORDS REQUIREMENTS AND RECORDS RETENTION..........       3
   SECTION 2.05 MODIFICATION TO SECTION 4.10, CLAIMS PROCESSING REQUIREMENTS.....................       3
   SECTION 2.06 ADDITION TO ARTICLE 5, STATUTORY AND REGULATORY COMPLIANCE REQUIREMENTS .........       4
   SECTION 2.07 SECTION 6.1, SCOPE OF SERVICES...................................................       4
   SECTION 2.08 ADDITION TO SECTION 6.4, CONTINUITY OF CARE AND OUT-OF-NETWORK PROVIDERS.........       5
   SECTION 2.09 MODIFICATION OF SECTION 6.5, EMERGENCY SERVICES..................................       5
   SECTION 2.10 MODIFICATION OF SECTION 6.13, PEOPLE WITH DISABILITIES, SPECIAL HEALTH CARE
       NEEDS OR CHRONIC OR COMPLEX CONDITIONS....................................................       7
   SECTION 2.11 MODIFICATION OF SECTION 7.1.3, TIMEFRAMES FOR ACCESS REQUIREMENTS................      10
   SECTION 2.12 MODIFICATION OF SECTION 7.2, PROVIDER CONTRACTS..................................      10
   SECTION 2.13 MODIFICATION OF SECTION 7.7, PROVIDER QUALIFICATIONS - GENERAL...................      10
   SECTION 2.14 MODIFICATION OF SECTION 7.8, PRIMARY CARE PROVIDERS..............................      13
   SECTION 2.15 MODIFICATION OF SECTION 8.2, MEMBER HANDBOOK.....................................      13
   SECTION 2.16 MODIFICATION OF SECTION 8.5, MEMBER COMPLAINTS...................................      14
   SECTION 2.17 DELETION OF SECTION 8.6, MEMBER NOTICE, APPEALS AND FAIR HEARINGS................      21
   SECTION 2.18 MODIFICATION OF SECTION 9.01, MARKETING MATERIAL MEDIA AND DISTRIBUTION..........      21
   SECTION 2.19 MODIFICATION OF SECTION 10.7, UTILIZATION/QUALITY IMPROVEMENT SUBSYSTEM..........      21
   SECTION 2.20 MODIFICATION OF SECTION 10.12, HEALTH INSURANCE PORTABILITY AND
       ACCOUNTABILITY ACT (HIPAA) COMPLIANCE.......................:.............................      22
   SECTION 2.21 MODIFICATION OF SECTION 11.1, QUALITY ASSESSMENT AND PERFORMANCE
       IMPROVEMENT PROGRAM.......................................................................      22
   SECTION 2.22 MODIFICATION TO ARTICLE 11, QUALITY ASSURANCE AND QUALITY IMPROVEMENT
       PROGRAM...................................................................................      22
   SECTION 2.23 MODIFICATION OF ARTICLE 12, REPORTING REQUIREMENTS...............................      23
   SECTION 2.24 MODIFICATION OF SECTION 12.10, QUALITY IMPROVEMENT REPORTS.......................      23
   SECTION 2.25 MODIFICATION OF SECTION 13.1, CAPITATION AMOUNTS.................................      24
   SECTION 2.26 MODIFICATION OF SECTION 13.3, PERFORMANCE OBJECTIVES.............................      24
   SECTION 2.27 MODIFICATION OF SECTION 13.5, NEWBORN AND PREGNANT WOMEN PAYMENT
       PROVISIONS................................................................................      25
   SECTION 2.28 MODIFICATION OF SECTION 14.1, ELIGIBILITY DETERMINATION..........................      25
   SECTION 2.29 MODIFICATION OF ARTICLE 15, GENERAL PROVISIONS...................................      25
   SECTION 2.30 MODIFICATION OF SECTION 16.3, DEFAULT BY HMO.....................................      25
   SECTION 2.31 MODIFICATION OF SECTION 18.8, CIVIL MONETARY PENALTIES...........................      26
   SECTION 2.32 MODIFICATION OF ARTICLE 19, TERM.................................................      26
   SECTION 2.33 MODIFICATION TO APPENDIX A, STANDARDS FOR QUALITY IMPROVEMENT PROGRAMS...........      26
   SECTION 2.34 MODIFICATION TO APPENDIX D, CRITICAL ELEMENTS....................................      26
   SECTION 2.35 MODIFICATION OF APPENDIX E, TRANSPLANT FACILITIES................................      26
   SECTION 2.36 ADDITION OF NEW APPENDIX O, STANDARD FOR MEDICAL RECORDS.........................      26
   SECTION 2.37 MODIFICATION TO APPENDIX K, PERFORMANCE OBJECTIVES...............................      26

ARTICLE 3. REPRESENTATIONS AND AGREEMENT OF THE PARTIES..........................................      27

               for a resident of a rural area with only one HMO, the denial of a Medicaid Members' request to obtain services outside of the network.

                    APPEAL means the formal process by which a Member or his or her representative request a review of an HMO's action, as defined above.

                    COLD-CALL MARKETING means any unsolicited personal contact by the HMO with a potential Member for the purpose of marketing.

                    MEMBER COMPLAINT OR GRIEVANCE means an expression of
               dissatisfaction about any matter other than an action, as defined above. As provided by 42 C.F.R. Section 438.400, possible subjects for complaints or grievances include, but are not limited to, the quality of care of services provided, and aspects of interpersonal relationships such as rudeness of a provider or employee, or failure to respect the Member's rights.

                    EMERGENCY MEDICAL CONDITION, means a medical condition
               manifesting itself by acute symptoms of recent onset and sufficient severity (including severe pain), such that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical care could result in:

                    (a)  placing the patient's health in serious jeopardy;

                    (b)  serious impairment to bodily functions;

                    (c)  serious dysfunction of any bodily organ or part;

                    (d)  serious disfigurement; or

                    (e) in the case of a pregnant women, serious jeopardy to the health of a woman or her unborn child.

                    EXPERIENCE REBATE means the portion of the HMO's net income before taxes (financial Statistical Report, Part 1, Line 14) that is returned to the state in accordance with Section 13.2.

                    EXPEDITED APPEAL means an appeal to the HMO in which the
               decision is required quickly based on the Member's health status and taking the time for a standard appeal could jeopardize the Member's life or health or ability to attain, maintain, or regain maximum function.

                    MARKETING means any communication from an HMO to a Medicaid recipient who is not enrolled with the HMO that can reasonably be interpreted as intended to influence the recipient to enroll in that particular HMO's Medicaid product, or either to not enroll in, or to disenroll from another HMO's Medicaid product.

                    MARKETING MATERIALS means materials that are produced in any medium by or on behalf of an HMO and can reasonably be interpreted as intended to market to potential enrollees.

                    MEMBER OR ENROLLEE, means a person who: is entitled to
               benefits under Title XIX of the Social Security Act and the Texas Medical Assistance Program (Medicaid), is in a Medicaid eligibility category included in the STAR Program, and is enrolled in the STAR Program.

                    POST-STABILIZATION CARE SERVICES means covered services,
               related to an emergency medical condition that are provided after an Member is

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


               stabilized in order to maintain the stabilized condition, or, under the circumstances described in 42 C.F.R. Section 438.114(b)&(e) and 42 C.F.R. Section 422.113(c)(iii) to improve or resolve the Member's condition.

                    SPECIAL HEALTH CARE NEEDS means Member with an increased
               prevalence of risk of disability, including but not limited to: chronic physical or developmental condition; severe and persistent mental illness; behavioral or emotional condition that accompanies the Member's physical or developmental condition.

                    STABILIZE means to provide such medical care as to assure
               within reasonable medical probability that no deterioration of the condition is likely to result from, or occur from, or occur during discharge, transfer, or admission of the Member."

SECTION 2.03 MODIFICATION TO ARTICLE 3.2, NON-PROVIDER SUBCONTRACTS

     Section 3.2 is modified to amend Section 3.2.4.3 add new Sections 3.2.6 and 3.2.7, as follows:

                    "3.2.4.3 [Contractor] understands and agrees that neither
               HHSC, nor the HMO's Medicaid Members, are liable or responsible for payment for any services authorized and provided under this contract.

                    3.2.6 In accordance with 42 C.F.R. Section 438.230(b)(3),
               all subcontractors must be subject to a written monitoring plan, for any subcontractor carrying out a major function of the HMO's responsibility under this contract. For all subcontractors carrying out a major function of the HMO's contract responsibility, the HMO must prepare a formal monitoring process at least annually. HHSC may request copies of written monitoring plans and the results of the HMO's formal monitoring process.

                    3.2.7 In accordance with 42 C.F.R. Section 438.210(e), HMO may not structure compensation to utilization management subcontractors or entities to provide incentives to deny, limit, reduce, or discontinue medically necessary services to any Member."

SECTION 2.04 MODIFICATION TO SECTION 3.5, RECORDS REQUIREMENTS AND RECORDS RETENTION

     Section 3.5.5, Medical Records, is modified as follows:

                    "3.5.5    Medical Records. HMO must require, through
               contractual provisions or provider manual, providers to create and keep medical records in compliance with the medical records standards contained in Appendix O, Standards for Medical Records. All medical records must be kept for at least five (5) years, except for records of rural health clinics, which must be kept for a period of six (6) years from the date of service."

SECTION 2.05 MODIFICATION TO SECTION 4.10, CLAIMS PROCESSING REQUIREMENTS

     Section 4.10.8 is modified as follows:

                    "4.10.8   HMO must comply with the standards adopted by the
               U.S. Department of Health and Human Services under the Health Insurance Portability and Accountability Act of 1996 (HIPAA), Public Law 104-191, regarding submitting and receiving claims information through electronic data interchange (EDI) that allows for automated

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               processing and adjudication of claims within the federally mandated timeframes (see 45 C.F.R. parts 160 through 164)."

SECTION 2.06 ADDITION TO ARTICLE 5, STATUTORY AND REGULATORY COMPLIANCE REQUIREMENTS

     Section 5.11 is added as follows:

                    "5.11     DATA CERTIFICATION

                         5.11.1 In accordance with 42 C.F.R. Sections 438.604
               and 438.606, HMO must certify in writing:

                         (a) encounter data;

                         (b) delivery supplemental data and other data submitted
               pursuant to this agreement or State or Federal law or regulation relating to payment for services.

                         5.11.2 The certification must be submitted to HHSC
               concurrently with the certified data or other documents.

                         5.11.3 The certification must:

                         (a) be signed by the HMO's Chief Executive Officer;
               Chief Financial Officer; or an individual with delegated authority to sign for, and who reports directly to, either the Chief Executive Officer or Chief Financial Officer; and

                    (b) contain a statement that to the best knowledge,
               information and belief of the signatory, the HMO's certified data or information are accurate, complete, and truthful."

SECTION 2.07 SECTION 6.1, SCOPE OF SERVICES

     Section 6.1 is modified to add new section 6.1.9 as follows:

                    "6.1.9    In accordance with 42 C.F.R. Section 438.102, HMO
               may file an objection to provide, reimburse for, or provide coverage of, counseling or referral service for a covered benefit, based on moral or religious grounds.

                    6.1.9.1 HMO must work with HHSC to develop a work plan to complete the necessary tasks to be completed and determine an appropriate date for implementation of the requested changes to the requirements related to covered services. The work plan will include timeframes for completing the necessary contract and waiver amendments, adjustments to capitation rates, identification of HMO and enrollment materials needing revision, and notifications to Members.

                    6.1.9.2 In order to meet the requirements of Section 6.1.9.1, HMO must notify HHSC of grounds for and provide detail concerning its moral or religious objections and the specific services covered under the objection, no less than 120 days prior to the proposed effective date of the policy change.

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

                    6.1.9.3 HMO must notify all current Members of the intent to change covered services at least 30 days prior to the effective date of the change in accordance with 42 C.F.R. Section 438.102(b)(ii)(B).

                    6.1.9.4 HHSC will provide information to all current Members on how and where to obtain the service that has been discontinued by the HMO in accordance with 42 C.F.R. Section 438.102(c)."

SECTION 2.08 ADDITION TO SECTION 6.4, CONTINUITY OF CARE AND OUT-OF-NETWORK PROVIDERS

     Section 6.4 is modified to add new Sections 6.4.6 and 6.4.7 as follows:

                    "6.4.6    HMO must provide Members with timely and adequate
               access to out-of-network services for as long as those services are necessary and covered benefits not available within the network, in accordance with 42 C.F.R. Section 438.206(b)(4). HMO will not be obligated to provide a Member with access to out-of-network services if such services become available from a network provider.

                    6.4.7 HMO must require through contract provisions or the provider manual that each Member have access to a second opinion regarding the use of any health care service. A Member must be allowed access to a second opinion from a network provider or out-of-network provider if a network provider is not available, at no additional cost to the Member, in accordance with 42 C.F.R. Section 438.206(b)(3)."

SECTION 2.09 MODIFICATION OF SECTION 6.5, EMERGENCY SERVICES

     Section 6.5 is deleted in its entirety and replaced with the following language:

                    "6.5.1    HMO policy and procedures, covered benefits,
               claims adjudication methodology, and reimbursement performance for emergency services must comply with all applicable state and federal laws and regulations including 42 C.F.R. Section 438.114, whether the provider is in network or out of network.

                    6.5.2 HMO must pay for the professional, facility, and ancillary services that are medically necessary to perform the medical screening examination and stabilization of HMO Member presenting as an emergency medical condition or an emergency behavioral health condition to the hospital emergency department, 24 hours a day, 7 days a week, rendered by either HMO's in-network or out-of-network providers.

                    6.5.2.1 For all out-of-network emergency services providers, HMO will pay a reasonable and customary amount for emergency services. HMO policies and procedures must be consistent with this agreement's prudent lay person definition of an emergency medical condition and claims adjudication processes required under Section 7.6 of this agreement and 42 C.F.R.
               Section 438.114.

                         HMO will pay a reasonable and customary amount for
               services for all out-of-network emergency services provider claims with dates of service between September 1, 2002 and November 30,

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

               2002. HMO must forward any complaints submitted by out-of-network emergency services providers during this time to HHSC. HHSC will review all complaints and determine whether payments were reasonable and customary. HHSC will direct the HMO to pay a reasonable and customary amount, as determined by HHSC, if it concludes that the payments were not reasonable and customary for the provider.

                    6.5.2.2 For all out-of-network emergency services provider claims with dates of service on or after December 1, 2002, HMO must pay providers a reasonable and customary amount consistent with a methodology approved by HHSC. HMO must submit its methodology, along with any supporting documentation, to HHSC by September 30, 2002. HHSC will review and respond to the information by November 15, 2002. HMO must forward any complaints by out-of-network emergency services providers to HHSC, which will review all complaints. If HHSC determines that payment is not consistent with the HMO's approved methodology, the HMO must pay the emergency services provider a rate, using the approved reasonable and customary methodology, as determined by HHSC. Failure to comply with this provision constitutes a default under
               Article 16, Default and Remedies.

                    6.5.3 HMO must ensure that its network primary care providers (PCPs) have after-hours telephone availability that is consistent with Section 7.8.10 of this contract. This telephone access must be available 24 hours a day, 7 days a week throughout the service area.

                    6.5.4 HMO cannot require prior authorization as a condition for payment for an emergency medical condition, an emergency behavioral health condition, or labor and delivery. HMO cannot limit what constitutes an emergency medical condition on the basis of lists of diagnoses or symptoms. HMO cannot refuse to cover emergency services based on the emergency room provider, hospital, or fiscal agent not notifying the Member's primary care provider or HMO of the Member's screening and treatment within 10 calendar days of presentation for emergency services. HMO may not hold the Member who has an emergency medical condition liable for payment of subsequent screening and treatment needed to diagnose the specific condition or stabilize the patient. HMO must accept the emergency physician or provider's determination of when the Member is sufficiently stabilized for transfer or discharge.

                    6.5.5 Medical Screening Examination for emergency services. A medical screening examination needed to diagnose an emergency medical condition shall be provided in a hospital based emergency department that meets the requirements of the Emergency Medical Treatment and Active Labor Act (EMTALA) 42 C.F.R. Section 489.20, Section 489.24 and Section 438.114(b)&(c). HMO must pay for the emergency medical screening examination, as required by 42 U.S.C. Section 1395dd. HMOs must reimburse for both the physician's services and the hospital's emergency services, including the emergency room and its ancillary services.

                    6.5.6 Stabilization Services. When the medical screening examination determines that an emergency medical condition exists,

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

               HMO must pay for emergency services performed to stabilize the Member. The emergency physician must document these services in the Member's medical record. HMOs must reimburse for both the physician's and hospital's emergency stabilization services including the emergency room and its ancillary services.

                    6.5.7 Post-stabilization Care Services. HMO must cover and pay for post-stabilization care services in the amount, duration, and scope necessary to comply with 42 C.F.R. Section 438.114(b)&(e) and 42 C.F.R. 422.113(c)(iii). The HMO is
               financially responsible for post-stabilization care services obtained within or outside the network that are not pre-approved by a plan provider or other HMO representative, but administered to maintain, improve, or resolve the Member's stabilized condition if:

                    (a) the HMO does not respond to a request for preapproval
               within 1 hour;

                    (b) the HMO cannot be contacted;

                    (c) or the HMO representative and the treating physician
               cannot reach an agreement concerning the Member's care and a plan physician is not available for consultation. In this situation, the HMO must give the treating physician the opportunity to consult with a plan physician and the treating physician may continue with care of the patient until an HMO physician is reached or the HMO's financial responsibility ends as follows: the HMO physician with privileges at the treating hospital assumes responsibility for the Member's care; the HMO physician assumes responsibility for the Member's care through transfer; the HMO representative and the treating physician reach an agreement concerning the Member's care; or the Member is discharged.

                    6.5.8 HMO must provide access to the HHSC-designated Level I and Level II trauma centers within the State or hospitals meeting the equivalent level of trauma care. HMOs may make out-of-network reimbursement arrangements with the
               HHSC-designated Level I and Level II trauma centers to satisfy this access requirement."

SECTION 2.10 MODIFICATION OF SECTION 6.13, PEOPLE WITH DISABILITIES, SPECIAL HEALTH CARE NEEDS OR CHRONIC OR COMPLEX CONDITIONS

     Section 6.13 is deleted in its entirety and replaced with the following:

                    "6.13.1   HMO shall provide the following services to
               persons with disabilities, special health care needs, or chronic or complex conditions. These services are in addition to the covered services described in detail in the Texas Medicaid Provider Procedures Manual (Provider Procedures Manual) and the Texas Medicaid Bulletin, which is the bi-monthly update to the Provider Procedures Manual. Clinical information regarding covered services is published by the Texas Medicaid program in the Texas Medicaid Service Delivery Guide.

                    6.13.2 HMO must develop and maintain a system and procedures for identifying Members who have disabilities, special health care needs or chronic or complex medical and behavioral health

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               conditions. Once identified, HMO must have effective health delivery systems to provide the covered services to meet the special preventive, primary acute, and specialty health care needs appropriate for treatment of the individual's condition. The guidelines and standards established by the American Academy of Pediatrics, the American College of Obstetrics/Gynecologists, the U.S. Public Health Service, and other medical and professional health organizations and associations' practice guidelines whose standards are recognized by HHSC must be used in determining the medically necessary services, assessment and plan of care for each individual.

                    6.13.2.1  In accordance with 42 C.F.R. 438.208(b)(3), HMO
               shall provide information that identifies Members who the HMO has assessed as special health care needs Members to the State's enrollment broker. The information will be provided in a format to be specified by HHSC and updated by the 10th day of each month. In the event that a special health care needs Member changes health plans, HMO will work with receiving HMO to provide information concerning the results of the HMO's identification and assessment of that Member's needs, to prevent duplication of those activities.

                    6.13.3 HMO must require that the PCP for all persons with disabilities, special health care needs or chronic or complex conditions develop a plan of care to meet the needs of the Member. The plan of care must be based on health needs, specialist(s) recommendations, and periodic reassessment of the Member's developmental and functional status and service delivery needs. HMO must require providers to maintain record keeping systems to ensure that each Member who has been identified with a disability or chronic or complex condition has an initial plan of care in the primary care provider's medical records, that Member agrees to that plan of care, and that the plan is updated as often as the Member's needs change, but at least annually.

                    6.13.4 HMO must provide a primary care and specialty care provider network for persons with disabilities, special health care needs, or chronic or complex conditions. Specialty and subspecialty providers serving all Members must be Board Certified/Board Eligible in their specialty. HMO may request exceptions from HHSC for approval of traditional providers who are not board-certified or board-eligible but who otherwise meet HMO's credentialing requirements.

                    6.13.5 HMO must have in its network PCPs and specialty care providers that have documented experience in treating people with disabilities, special health care needs, or chronic or complex conditions, including children. For services to children with disabilities, special health care needs, or chronic or complex conditions, HMO must have in its network PCPs and specialty care providers that have demonstrated experience with children with disabilities, special health care needs, or chronic or complex conditions in pediatric specialty centers such as children's hospitals, medical schools, teaching hospitals and tertiary center levels.

                    6.13.6 HMO must provide information, education and training programs to Members, families, PCPs, specialty physicians, and community agencies about the care and treatment available in

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

               HMO's plan for Members with disabilities, special health care needs, or chronic or complex conditions.

                    HMO must ensure Members with disabilities, special health
               care needs, or chronic or complex conditions have direct access to a specialist.

                    6.13.7 HMO must coordinate care and establish linkages, as appropriate for a particular Member, with existing community-based entities and services, including but not limited to: Maternal and Child Health, Children with Special Health Care Needs (CSHCN), the Medically Dependent Children Program (MDCP), Community Resource Coordination Groups (CRCGs), Interagency Council on Early Childhood Intervention (ECI), Home and Community-based Services (HCS), Community Living Assistance and Support Services (CLASS), Community Based Alternatives (CBA), In Home Family Support, Primary Home Care, Day Activity and Health Services (DAHS), Deaf/Blind Multiple Disabled waiver program and Medical Transportation Program (MTP).

                    6.13.8 HMO must include TDH approved pediatric transplant centers, TDH designated trauma centers, and TDH designated hemophilia centers in its provider network (see Appendices E, F, and G for a listing of these facilities).

                    6.13.9 HMO must ensure Members with disabilities or chronic or complex conditions have access to treatment by a multidisciplinary team when determined by the Member's PCP to be medically necessary for effective treatment, or to avoid separate and fragmented evaluations and service plans. The teams must include both physician and non-physician providers determined to be necessary by the Member's PCP for the comprehensive treatment of the Member. The team must:

                    6.13.9.1  Participate in hospital discharge planning;

                    6.13.9.2 Participate in pre-admission hospital planning for non-emergency hospitalizations;

                    6.13.9.3 Develop specialty care and support service recommendations to be incorporated into the primary care provider's plan of care;

                    6.13.9.4 Provide information to the Member and the Member's family concerning the specialty care recommendations; and

                    6.13.9.5 HMO must develop and implement training programs for primary care providers, community agencies, ancillary care providers, and families concerning the care and treatment of a Member with a disability or chronic or complex conditions.

                    6.13.10 HMO must identify coordinators of medical care to assist providers who serve Members with disabilities and chronic or complex conditions and the Members and their families in locating and accessing appropriate providers inside and outside HMO's network.

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

                    6.13.11 HMO must assist, through information and referral, eligible Members in accessing providers of non-capitated Medicaid services listed in Article 6.1.8, as applicable.

                    6.13.12 HMO must ensure that Members who require routine or regular laboratory and ancillary medical tests or procedures to monitor disabilities, special health care needs, or chronic or complex conditions are allowed by HMO to receive the services from the provider in the provider's office or at a contracted lab located at or near the provider's office."

SECTION 2.11 MODIFICATION OF SECTION 7.1.3, TIMEFRAMES FOR ACCESS REQUIREMENTS

     Section 7.1.3 is amended to add new Section 7.1.3.5, as follows:

                    "7.1.3.5  Prenatal Care within 2 weeks of request."

SECTION 2.12 MODIFICATION OF SECTION 7.2, PROVIDER CONTRACTS

     Section 7.2.8.2.1 is added and Section 7.2.9.2 is modified, as follows:

                    "7.2.8.2.1 [Provider] understands and agrees that the HMO's
               Medicaid enrollees are not to be held liable for the HMO's debts in the event of the entity's insolvency in accordance with 42 C.F.R. Section 438.106(a).

                    7.2.9.2 A provider who is terminated is entitled to an expedited review process by HMO on request by the provider. HMO must make a good faith effort to provide written notice of the provider's termination to HMO's Members receiving primary care from, or who were seen on a regular basis by, the terminated provider within 15 days after receipt or issuance of the termination notice, in accordance with 42 C.F.R. Section 438.10(f)(5). If a provider is terminated for reasons related to imminent harm to patient health, HMO must notify its Members immediately of the provider's termination.

                    7.2.12 Notice to Rejected Providers. In accordance with 42 C.F.R. Section 438.129(a)(2), if an HMO declines to include individual or groups of providers in its network, it must give the affected providers written notice of the reason for its decision."

SECTION 2.13 MODIFICATION OF SECTION 7.7, PROVIDER QUALIFICATIONS - GENERAL

     The qualifications for a "Hospital" in Section 7.7 is replaced with the following language. Section 7.7 is retitled Section 7.7.1 and new Section 7.7.2, Provider Credentialing and Recredentialing is added to Section 7.7:

                    "7.7.1 PROVIDER QUALIFICATIONS - GENERAL

--------------------------------------------------------------------------------
PROVIDER                                   QUALIFICATION
--------------------------------------------------------------------------------
Hospital            An institution licensed as a general or special hospital by the State of Texas under Chapter 241 of the Health and
                    Safety Code, which is enrolled as a provider in the Texas
                    Medicaid Program. HMO will require that all facilities in
                    the network used for acute inpatient specialty care for
                    people under age 21 with disabilities, special health care needs, or chronic or complex conditions will have a
                    designated pediatric unit; 24 hour laboratory and blood
                    bank
--------------------------------------------------------------------------------

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                                     10 of 27

--------------------------------------------------------------------------------
PROVIDER                                   QUALIFICATION
--------------------------------------------------------------------------------
                    availability; pediatric radiological capability; meet JCAHO standards; and have discharge planning and social service
                    units. HMO may request exceptions to this requirement for
                    specific hospitals within their networks, from
                    HHSC."
--------------------------------------------------------------------------------

                    "7.7.2    PROVIDER CREDENTIALING AND RECREDENTIALING

                    In accordance with 42 C.F.R. Section 438.214, HMO's standard credentialing and recredentialing process must include the following provisions to determine whether physicians and other health care professionals, who are licensed by the State and who are under contract with HMO, are qualified to perform their services.

                    7.7.2.1 Written Policies and Procedures. MCO has written policies and procedures for the credentialing process that includes MCO's initial credentialing of practitioners as well as its subsequent recredentialing, recertifying and/or reappointment of practitioners.

                    7.7.2.2 Oversight by Governing Body. The Governing Body, or the group or individual to which the Governing Body has formally delegated the credentialing function, has reviewed and approved the credentialing policies and procedures.

                    7.7.2.3 Credentialing Entity. The plan designates a credentialing committee or other peer review body, which makes recommendations regarding credentialing decisions.

                    7.7.2.4 Scope. The plan identifies those practitioners who fall under its scope of authority and action. This shall include, at a minimum, all physicians, dentists, and other licensed health practitioners included in the review organization's literature for Members, as an indication of those practitioners whose service to Members is contracted or anticipated.

                    7.7.2.5 Process. The initial credentialing process obtains and reviews verification of the following information, at a minimum:

                    a) The practitioner holds a current valid license to
               practice;

                    b) Valid DEA or CDS certificate, as applicable;

                    c) Graduation from medical school and completion of a
               residency or other post-graduate training, as applicable;

                    d) Work history;

                    e) Professional liability claims history;

                    f) The practitioner holds current, adequate malpractice
               insurance according to the plan's policy;

                    g) Any revocation or suspension of a state license or
               DEA/BNDD number;

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                    h) Any curtailment or suspension of medical staff privileges
               (other than for incomplete medical records);

                    i) Any sanctions imposed by Medicaid and/or Medicare;

                    j) Any censure by the State or County Medical Association;

                    k) MCO requests information on the practitioner from the
               National Practitioner Data Bank and the State Board of Medical Examiners;

                    l) The application process includes a statement by the
               Applicant regarding: (This information should be used to evaluate the practitioner's current ability to practice.)

                    m) Any physical or mental health problems that may affect
               current ability to provide health care;

                    n) Any history of chemical dependency/substance abuse;

                    o) History of loss of license and/or felony convictions;

                    p) History of loss or limitation of privileges or
               disciplinary activity; and

                    q) An attestation to correctness/completeness of the
               application.

                    7.2.2.6 There is an initial visit to each potential primary care practitioner's office, including documentation of a structured review of the site and medical record keeping practices to ensure conformance with MCO's standards.

                    7.7.2.7 Recredentialing. A process for the periodic reverification of clinical credentials (recredentialing, reappointment, or recertification) is described in MCO's policies and procedures.

                    7.7.2.8 There is evidence that the procedure is implemented at least every three years.

                    7.7.2.9 MCO conducts periodic review of information from the National Practitioner Data Bank, along with performance data on all physicians, to decide whether to renew the participating physician agreement. At a minimum, the recredentialing, recertification or reappointment process is organized to verify current standing on items listed in "E-1" through "E-7" and item "E-13" above.

                    7.7.2.10 The recredentialing, recertification or reappointment process also includes review of data from: a) Member complaints and b) results of quality reviews.

                    7.7.2.11 Delegation of Credentialing Activities. If MCO delegates credentialing (and recredentialing, recertification, or reappointment) activities, there is a written description of the delegated activities, and the delegate's accountability for these activities. There is also evidence that the delegate accomplished the credentialing activities. MCO monitors the effectiveness of the delegate's credentialing and reappointment or recertification process.

                    7.7.2.12 Retention of Credentialing Authority. MCO retains the right to approve new providers and sites and to terminate or

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               suspend individual providers. MCO has policies and procedures for the suspension, reduction or termination of practitioner privileges.

                    7.7.2.13 Reporting Requirement. There is a mechanism for, and evidence of implementation of, the reporting of serious quality deficiencies resulting in suspension or termination of a practitioner, to the appropriate authorities. MCO will implement and maintain policies and procedures for disciplinary actions including reducing, suspending, or terminating a practitioner's privileges.

                    7.7.2.14 Appeals Process. There is a provider appellate process for instances where MCO chooses to reduce, suspend or terminate a practitioner's privileges with the organization.

SECTION 2.14 MODIFICATION OF SECTION 7.8, PRIMARY CARE PROVIDERS

     Section 7.8.1.1 is added and Sections 7.8.8 and 7.8.11.4 are modified with the following language:

                    "7.8.1.1  HMO must provide supporting documentation, as
               specified and requested by the State, to verify that their provider network meets the requirements of this contract at the time the HMO enters into a contract and at the time of a significant change as required by 42 C.F.R. Section 438.207(b). A significant change can be, but is not limited to, change in ownership (purchase, merger, acquisition), new start-up, bankruptcy, and/or a major subcontractor change directly affecting a provider network such as (IPA's, BHO, medical groups, etc.).

                    7.8.8 The PCP for a Member with disabilities, special health care needs, or chronic or complex conditions may be a specialist who agrees to provide PCP services to the Member. The specialty provider must agree to perform all PCP duties required in the contract and PCP duties must be within the scope of the specialist's license. Any interested person may initiate the request for a specialist to serve as a PCP for a Member with disabilities, special health care needs, or chronic or complex conditions.

                    7.8.11.4 HMO must require PCPs for children under the age of 21 to provide or arrange to have provided all services required under Section 6.8 relating to Texas Health Steps,
               Section 6.9 relating to Perinatal Services, Section 6.10 relating to Early Childhood Intervention, Section 6.11 relating to WIC,
               Section 6.13 relating to People With Disabilities, special health care needs, or chronic or complex conditions, and Section 6.14 relating to Health Education and Wellness and Prevention Plans. PCP must cooperate and coordinate with HMO to provide Member and the Member's family with knowledge of and access to available services."

SECTION 2.15 MODIFICATION OF SECTION 8.2, MEMBER HANDBOOK

     Section 8.2.4 is added with the following language:

                    "8.2.4    In accordance with 42 C.F.R. Section 438.100, HMO
               must maintain written policies and procedures for informing Members of their rights and responsibilities. HMO must notify its Members of their right to request a copy of these rights and responsibilities."

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SECTION 2.16 MODIFICATION OF SECTION 8.5, MEMBER COMPLAINTS

     Section 8.5 is deleted in its entirety and replaced with the following language:

                    "8.5      MEMBER COMPLAINT AND APPEAL SYSTEM

                    HMO must develop, implement and maintain a Member complaint and appeal system that complies with the requirements in applicable federal and state laws and regulations, including 42 C.F.R. Section 431.200 and 42 C.F.R. Part 483, Subpart F, "Grievance System;" and the provisions of 1 T.A.C. Chapter 357 relating to managed care organizations. The complaint and appeal system must include a complaint process, an appeal process, and access to HHSC's Fair Hearing System. The procedures must be reviewed and approved in writing by HHSC. Modifications and amendments to the Member complaint and appeal system must be submitted to HHSC at least 30 days prior to the implementation of the modification or amendment.

                    For purposes of Section 8.5., an "authorized representative"
               is any person or entity acting on behalf of the Member and with the Member's written consent. A provider may be an "authorized representative."

                    8.5.1     MEMBER COMPLAINT PROCESS

                    8.5.1.1 HMO must have written policies and procedures for receiving, tracking, responding to, reviewing, reporting and resolving complaints by Members or their authorized representatives.

                    8.5.1.2 HMO must resolve complaints within 30 days from the date that the complaint was received. The complaint procedure must be the same for all Members under this contract. The Member or Member's authorized representative may file a complaint either orally or in writing. HMO must also inform Members how to file a complaint directly with HHSC.

                    8.5.1.3 HMO must designate an officer of HMO who has primary responsibility for ensuring that complaints are resolved in compliance with written policy and within the time required. An "officer" of HMO means a president, vice president, secretary, treasurer, or chairperson of the board for a corporation, the sole proprietor, the managing general partner of a partnership, or a person having similar executive authority in the organization.

                    8.5.1.4 HMO must have a routine process to detect patterns of complaints. The process must involve management, supervisory, and quality improvement staff in the development of policy and procedural improvements to address the complaints.

                    8.5.1.5 HMO's complaint procedures must be provided to Members in writing and through oral interpretive services. A written description of HMO's complaint procedures must be available in prevalent non-English languages identified by HHSC, at a 4th to 6th grade reading level. HMO must include a written description of the complaint process in the Member Handbook. HMO must maintain and

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               publish in the Member Handbook, at least one local and one toll-free telephone number with TeleTypewriter/Telecommunications Device for the Deaf (TTY/TTD) and interpreter capabilities for making complaints.

                    8.5.1.6 HMO's process must require that every complaint received in person, by telephone or in writing must be acknowledged and recorded in a written record and logged with the following details: date; identification of the individual filing the complaint; identification of the individual recording the complaint; nature of the complaint; disposition of the complaint (i.e., how the HMO resolved the complaint); corrective action required; and date resolved.

                    8.5.1.7 HMO is prohibited from discriminating or taking punitive action against a Member or his or her representative for making a complaint.

                    8.5.1.8 If the Member makes a request for disenrollment, the HMO shall give the Member information on the disenrollment process and direct the Member to the Enrollment Broker. If the request for disenrollment includes a complaint by the Member, the complaint will be processed separately from the disenrollment request, through the complaint process.

                    8.5.1.9 HMO will cooperate with the Enrollment Broker, HHSC, and HHSC's Member resolution service contractors to resolve all Member complaints. Such cooperation may include, but is not limited to, providing information or assistance to internal complaint committees.

                    8.5.1.10 HMO must provide designated staff to assist Members in understanding and using HMO's complaint system. HMO's designated staff must assist Members in writing or filing a complaint and monitoring the complaint through the HMO's complaint process until the issue is resolved.

                    8.5.2     STANDARD MEMBER APPEAL PROCESS

                    8.5.2.1 HMO must develop, implement and maintain an appeal procedure that complies with the requirements in federal laws and regulations, including 42 C.F.R. Section 431.200 and 42 C.F.R.
               Part 438, Subpart F, "Grievance System." An appeal is a disagreement with an "action" as defined in Article 2 of the Contract. The appeal procedure must be the same for all Members. When a Member or his or her authorized representative expresses orally or in writing any dissatisfaction or disagreement with an action, the HMO must regard the expression of dissatisfaction as a request to appeal an action.

                    8.5.2.2 A Member must file a request for an internal appeal within 30 days from receipt of the notice of the action. To ensure continuation of currently authorized services, however, the Member must file the appeal on or before the later of: 10 days following the HMO's mailing of the notice of the action or the intended effective date of the proposed action.

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                    8.5.2.3   HMO must designate an officer who has primary
               responsibility for ensuring that appeals are resolved in compliance with written policy and within the time required. An "officer" of HMO means a president, vice president, secretary, treasurer, or chairperson of the board for a corporation, the sole proprietor, the managing general partner of a partnership, or a person having similar executive authority in the organization.

                    8.5.2.4 The provisions of Article 21.58A, Texas Insurance Code, relating to a Member's right to appeal an adverse determination made by HMO or a utilization review agent by an independent review organization, do not apply to a Medicaid recipient. Federal fair hearing requirements (Social Security Act
               Section 1902a(3), codified at 42 C.F.R. Section 431.200 et. seq.) require the agency to make a final decision after a fair hearing, which conflicts with the State requirement that the IRO make a final decision. Therefore, Article 21.58A is pre-empted by the federal requirement.

                    8.5.2.5 HMO must have policies and procedures in place outlining the role of HMO's Medical Director for an appeal of an action. The Medical Director must have a significant role in monitoring, investigating and hearing appeals. In accordance with 42 C.F.R. Section 438.406, the HMO's policies and procedures must require that individuals who make decisions on appeals were not involved in any previous level of review or decision-making, and, are health care professionals who have the appropriate clinical expertise, as determined by HHSC, in treating the Member's condition or disease.

                    8.5.2.6 HMO must provide designated staff to assist Members in understanding and using HMO's appeal process. HMO's designated staff must assist Members in writing or filing an appeal and monitoring the appeal through the HMO's appeal process until the issue is resolved.

                    8.5.2.7 HMO must have a routine process to detect patterns of appeals. The process must involve management, supervisory, and quality improvement staff in the development of policy and procedural improvements to address the appeals.

                    8.5.2.8 HMO's appeal procedures must be provided to Members in writing and through oral interpretive services. A written description of HMO's appeal procedures must be available in prevalent non-English languages identified by HHSC, at a 4th to 6th grade reading level. HMO must include a written description in the Member Handbook. HMO must maintain and publish in the Member Handbook at least one local and one toll-free telephone number with TTY/TTD and interpreter capabilities for requesting an appeal of an action.

                    8.5.2.9 HMO's process must require that every oral appeal received must be confirmed by a written, signed appeal by the Member or his or her representative, unless the Member or his or her representative requests an expedited resolution. All appeals must be recorded in a written record and logged with the following details: date notice is sent; effective date of the action; date the Member or his or her representative requested the appeal; date the appeal was followed

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               up in writing; identification of the individual filing; nature of the appeal; disposition of the appeal; notice of disposition to Member.

                    8.5.2.10 HMO must send a letter to the Member within 5 business days acknowledging receipt of the appeal request. Except as provided in Section 8.5.3.2, HMO must complete the entire appeal process within 30 calendar days after receipt of the initial written or oral request for appeal. The timeframe may be extended up to 14 calendar days if the Member requests an extension; or the HMO shows that there is a need for additional information and how the delay is in the Member's interest. If the timeframe is extended, the HMO must give the Member written notice of the reason for delay if the Member had not requested the delay.

                    8.5.2.11 During the appeal process, HMO must provide the Member a reasonable opportunity to present evidence, any allegations of fact or law, in person as well as in writing. The HMO must inform the Member of the time available for providing this information, and in the case of an expedited resolution, that limited time will be available (see Section 8.5.3.2).

                    8.5.2.12 HMO must provide the Member and his or her representative opportunity, before and during the appeals process, to examine the Member's case file, including medical records and any other documents considered during the appeal process. HMO must include, as parties to the appeal, the Member and his or her representative or the legal representative of a deceased Member's estate.

                    8.5.2.13 In accordance with 42.C.F.R. Section 438.420, HMO must continue the Member's benefits currently being received by the Member, including the benefit that is the subject of the appeal, if all of the following criteria are met: 1) the Member or his or her representative files the appeal timely (as defined in Section 8.5.2.2); 2) the appeal involves the termination, suspension, or reduction of a previously authorized course of treatment; 3) the services were ordered by an authorized provider; 4) the original period covered by the original authorization has not expired; and 5) the Member requests an extension of the benefits. If, at the Member's request, the HMO continues or reinstates the Member's benefits while the appeal is pending, the benefits must be continued until one of the following occurs: the Member withdraws the appeal; 10 days pass after the HMO mails the notice, providing the resolution of the appeal against the Member, unless the Member, within the 10-day timeframe, has requested a State fair hearing with continuation of benefits until a State fair hearing decision can be reached; a state fair hearing office issues a hearing decision adverse to the Member; the time period or service limits of a previously authorized service has been met.

                    8.5.2.14 In accordance with 42 C.F.R. Section 438.420(d), if the final resolution of the appeal is adverse to the Member, and upholds the HMO's action, then to the extent that the services were furnished to comply with Section 8.5.2.13, the HMO may recover such costs from the Member.

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                    8.5.2.15  If the HMO or state fair hearing officer reverses a decision to deny, limit, or delay services that were not furnished while the appeal was pending, the HMO must authorize or provide the disputed services promptly, and as expeditiously as the Member's health condition requires.

                    8.5.2.16 If the HMO or state fair hearing officer reverses a decision to deny authorization of services and the Member received the disputed services while the appeal was pending, the HMO will be responsible for the payment of services.

                    8.5.2.17 HMO is prohibited from discriminating against a Member or his or her representative for making an appeal.

                    8.5.3     EXPEDITED HMO APPEALS

                    8.5.3.1 In accordance with 42 C.F.R. Section 438.410, HMO must establish and maintain an expedited review process for appeals, when the HMO determines (for a request from a Member) or the provider indicates (in making the request on the Member's behalf or supporting the Member's request) that taking the time for a standard resolution could seriously jeopardize the Member's life or health. HMO must follow all appeal requirements for standard Member appeals, as set forth in Section 8.5.2, except where differences are specifically noted. Requests for expedited appeals must be accepted orally or in writing.

                    8.5.3.2 HMO must complete investigation and resolution of an appeal relating to an ongoing emergency or denial of continued hospitalization: (1) in accordance with the medical or dental immediacy of the case; and (2) not later than one business day after the complainant's request for appeal is received.

                    8.5.3.3 Members must exhaust the HMO's expedited appeal process before making a request for an expedited state fair hearing. After HMO receives the request for an expedited appeal, it must hear an approved requests for a Member to have an expedited appeal and notify the Member of the outcome of the appeal within 3 business days, except as stated in 8.5.3.2. This timeframe may be extended up to 14 calendar days if the Member requests an extension; or the HMO shows (to the satisfaction of HHSC, upon HHSC's request) that there is a need for additional information and how the delay is in the Member's interest. If the timeframe is extended, the HMO must give the Member written notice of the reason for delay if the Member had not requested the delay.

                    8.5.3.4 If the decision is adverse to the Member, procedures relating to the notice in Section 8.5.5 must be followed. The HMO is responsible for notifying the Member of their rights to access an expedited state fair hearing. HMO will be responsible for providing documentation to the State and the Member, indicating how the decision was made, prior to state's expedited fair hearing.

                    8.5.3.5 The HMO must ensure that punitive action is neither taken against a provider who requests an expedited resolution or supports a Member's request.

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                    8.5.3.6   If the HMO denies a request for expedited
               resolution of an appeal, it must: (1) transfer the appeal to the timeframe for standard resolution set forth in Section 8.5.2, and
               (2) make a reasonable effort to give the Member prompt oral notice of the denial, and follow up within two calendar days with a written notice.

                    8.5.4     ACCESS TO STATE FAIR HEARING

                    8.5.4.1 HMO must inform Members that they generally have the right to access the state fair hearing process in lieu of the internal appeal system provided by HMO procedures set forth in Sections 8.5.2 and 8.5.3. The notice must comply with the requirements of 1 T.A.C. Chapter 357. In the case of an expedited State Fair Hearing Process, the HMO must inform the Member that he or she must first exhaust the HMO's internal expedited appeal process.

                    8.5.4.2 HMO must notify Members that they may be represented by an authorized representative in the state fair hearing process.

                    8.5.5     NOTICES OF ACTION AND DISPOSITION OF APPEALS

                    8.5.5.1 NOTICE OF ACTION. HMO must notify the Member, in accordance with 1 T.A.C. Chapter 357, whenever HMO takes an action as defined in Article 2 of this contract. The notice must contain the following information:

                    (a) the action the HMO or its contractor has taken or
               intends to take;

                    (b) the reasons for the action;

                    (c) the Member's right to access the HMO internal appeal
               process, as set forth in Sections 8.5.2 and 8.5.3, and/or to access to the State Fair Hearing Process as provided in Section 8.5.4;

                    (d) the procedures by which Member may appeal HMO's action;

                    (e) the circumstances under which expedited resolution is
               available and how to request it;

                    (f) the circumstances under which a Member can continue to receive benefits pending resolution of the appeal (see Section 8.5.2.13), how to request that benefits be continued, and the circumstances under which the Member may be required to pay the costs of these services;

                    (g) the date the action will be taken;

                    (h) a reference to the HMO policies and procedures
               supporting the HMO's action;

                    (i) an address where written requests may be sent and a
               toll-free number that the Member can call to request the assistance of a Member representative, file an appeal, or request a Fair Hearing;

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                    (j) an explanation that Members may represent themselves, or be represented by a provider, a friend, a relative, legal counsel or another spokesperson;

                    (k) a statement that if the Member wants a HHSC Fair Hearing on the action, Member must make, in writing, the request for a Fair Hearing within 90 days of the date on the notice or the right to request a hearing is waived;

                    (l) a statement explaining that HMO must make its decision within 30 days from the date the appeal is received by HMO, or 3 business days in the case of an expedited appeal; and a statement explaining that the hearing officer must make a final decision within 90 days from the date a Fair Hearing is requested; and

                    (m) any other information required by 1 T.A.C. Chapter 357 that relates to a managed care organization's notice of action.

                    8.5.5.2   TIMEFRAME FOR NOTICE OF ACTION

                    In accordance with 42 C.F.R. Section 438.404(c), the HMO
               must mail a notice of action within the following timeframes:

                         (1) For termination, suspension, or reduction of previously authorized Medicaid-covered services, within the timeframes specified in 42 C.F.R. Sections 431.211, 431.213, and 431.214.

                         (2) For denial of payment, at the time of any action affecting the claim.

                         (3) For standard service authorization decisions that deny or limit services, within the timeframe specified in 42 C.F.R. Section 438.210(d)(1).

                         (4) If the HMO extends the timeframe in accordance with 42 C.F.R. Section 438.210(d)(1), it must--

                         (a) Give the Member written notice of the reason for the decision to extend the timeframe and inform the Member of the right to file a grievance if he or she disagrees with that decision; and

                         (b) Issue and carry out its determination as expeditiously as the Member's health condition requires and no later than the date the extension expires.

                         (5) For service authorization decisions not reached within the timeframes specified in 42 C.F.R. Section 438.210(d) (which constitutes a denial and is thus an adverse action), on the date that the timeframes expire.

                         (6) For expedited service authorization decisions, within the timeframes specified in 42 C.F.R. Section 438.210(d).

                    8.5.5.3. NOTICE OF DISPOSITION OF APPEAL. In accordance with 42 C.F.R. Section 438.408(e), HMO must provide written

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               notice of disposition of all appeals including expedited appeals.
               The written resolution notice must include the results and date of the appeal resolution. For decisions not wholly in the Members favor, the notice must contain:

                    (a) the right to request a fair hearing,

                    (b) how to request a state fair hearing,

                    (c) the circumstances under which the Member can continue to receive benefits pending a hearing (see Section 8.5.2.13),

                    (d) how to request the continuation of benefits,

                    (e) if the HMO's action is upheld in a hearing, the Member may be liable for the cost of any services furnished to the Member while the appeal is pending; and

                    (f) any other information required by 1 T.A.C. Chapter 357 that relates to a managed care organization's notice of disposition of an appeal."

                    8.5.5.4 TIMEFRAME FOR NOTICE OF RESOLUTION OF APPEALS. In accordance with 42 C.F.R. Section 438.408, HMO must provide written notice of resolution of appeals, including expedited appeals, as expeditiously as the Member's health condition requires, but the notice must not exceed the timelines as provided in 8.5.2 or 8.5.3. For expedited resolution of appeals, HMO must make reasonable efforts to give the Member prompt oral notice of resolution of the appeal, and follow up with a written notice within the timeframes set forth in Section 8.5.3. If the HMO denies a request for expedited resolution of an appeal, HMO must transfer the appeal to the timeframe for standard resolution as provided in Section 8.5.2. and make reasonable efforts to give the Member prompt oral notice of the denial, and follow up within two calendar days with a written notice."

SECTION 2.17 DELETION OF SECTION 8.6, MEMBER NOTICE, APPEALS AND FAIR HEARINGS

     Section 8.6 is deleted in its entirety. (Information concerning Member appeals and fair hearings is now located in Section 8.5 above.)

                    8.6       [deleted]

SECTION 2.18 MODIFICATION OF SECTION 9.01, MARKETING MATERIAL MEDIA AND DISTRIBUTION

     New Section 9.1.1 is added as follows:

                    "9.1.1    HMO may not make any assertion or statement
               (orally or in writing) it is endorsed by the CMS, a Federal or State government or agency, or similar entity."

SECTION 2.19 MODIFICATION OF SECTION 10.7, UTILIZATION/QUALITY IMPROVEMENT SUBSYSTEM

   In Section 10.7, requirements 5 and 9 from the "Functions and Features" provision are deleted.

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

SECTION 2.20 MODIFICATION OF SECTION 10.12, HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT (HIPAA) COMPLIANCE

          Section 10.12 is modified to add new Section 10.12.1 as follows:

                    "10.12.1  HMO must provide its Members with a privacy notice as required by HIPAA. The 4th to 6th grade reading level has been waived for the notices and are allowable at a 12th grade reading level. The HMO is not required to send the notice out in Spanish but must reference on their English notice, in Spanish, where to call to obtain a copy. HMO must provide HHSC with a copy of their privacy notice for filing, but does not need to have HHSC approval."

SECTION 2.21 MODIFICATION OF SECTION 11.1, QUALITY ASSESSMENT AND PERFORMANCE IMPROVEMENT PROGRAM

          Sections 11.1, and 11.5 are deleted and replaced with the following language:

                    "11.1     QUALITY ASSESSMENT AND PERFORMANCE IMPROVEMENT
                              PROGRAM

                    HMO must develop, maintain, and operate a quality assessment and performance improvement program consistent with the requirements of 42 C.F.R. Section 438.240 and Sections 10.7,
               12.10 and Appendix A of this agreement.

                    11.5 Behavioral Health Integration into QIP. If an HMO provides behavioral health services, it must integrate behavioral health into its quality assessment and performance improvement program and include a systematic and on-going process for monitoring, evaluating, and improving the quality and appropriateness of behavioral health care services provided to Members. HMO must collect data, monitor and evaluate for improvements to physical health outcomes resulting from behavioral health integration into the overall care of the Member."

SECTION 2.22 MODIFICATION TO ARTICLE 11, QUALITY ASSURANCE AND QUALITY IMPROVEMENT PROGRAM

          Article 11 is modified to add new Section 11.7, Practice Guidelines.

                    "11.7     PRACTICE GUIDELINES

                         In accordance with 42 C.F.R. Section 438.236, HMO must
               adopt practice guidelines, that are based on valid & reliable clinical evidence or a consensus of health care professionals in the particular field; consider the needs of the HMO's Members; are adopted in consultation with contracting health care professionals; and are reviewed and updated periodically as appropriate. The HMO must disseminate the guidelines to all affected providers and, upon request to Members and potential Members. The HMO's decisions regarding utilization management, member education, coverage of services, and other areas included in the guidelines, must be consistent with the HMO's guidelines."

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SECTION 2.23 MODIFICATION OF ARTICLE 12, REPORTING REQUIREMENTS

          Section 12.6, Member Complaints is replaced with the following language. Sections 12.8, Utilization Management Reports -- Behavioral Health and 12.9, Utilization Management Reports -- Physical Health are deleted and replaced with new Section 12.8, Utilization Management Reports, as follows:

                    "12.6     MEMBER COMPLAINTS & APPEALS

                    HMO must submit a quarterly summary report of Member
               complaints and appeals. HMO must also report complaints and appeals submitted to its subcontracted risk groups (e.g., IPAs). The complaint and appeals report must be submitted not later than 45 days following the end of the state fiscal quarter in a format specified by HHSC.

                    12.8      UTILIZATION MANAGEMENT REPORTS

                    12.8.1 Written Program Description. MCO has a written utilization management program description, which includes, at a minimum, procedures to evaluate medical necessity, criteria used, information sources and the process used to review and approve the provision of medical services.

                    12.8.2 Scope. The program has mechanisms to detect underutilization as well as overutilization, including but not limited to generation of provider profiles.

                    12.8.3 Preauthorization and Concurrent Review Requirements. For MCOs with preauthorization or concurrent review program:

                    12.8.4 Qualified medical professionals supervise preauthorization and concurrent review decisions.

                    12.8.5 Efforts are made to obtain all necessary information, including pertinent clinical information, and consult with the treating physician as appropriate.

                    12.9      [deleted]"

SECTION 2.24 MODIFICATION OF SECTION 12.10, QUALITY IMPROVEMENT REPORTS

          Sections 12.10.1 through 12.10.3 are deleted. Sections 12.10.5 and
          12.10.6 are added as follows:

                    "12.10.1  [deleted]

                    12.10.2   [deleted]

                    12.10.3   [deleted]

                    12.10.5 Written Annual Report. HMO must file a written annual report with HHSC describing the HMO's quality assessment and performance improvement projects.

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                    12.10.6   Encounter Data. In accordance with 42 C.F.R.
                    438.240(c)(2), HMO must submit the encounter data identified in Section 10.5 of this agreement, at least monthly to HHSC, so that HHSC may complete a performance measurement report."

SECTION 2.25 MODIFICATION OF SECTION 13.1, CAPITATION AMOUNTS

          Section 13.1.2 is modified as follows:

          13.1.2 The monthly capitation amounts and the Delivery Supplemental Payment (DSP) amount effective as of September 1, 2003 are listed below.

-----------------------------------------------------------------------
            DALLAS SDA                                     MONTHLY
            RISK GROUP                               CAPITATION AMOUNTS
-----------------------------------------------------------------------
TANF Children (> 1 year of age)                           $  83.68
------------------------------------------------------------------
TANF Adults                                               $ 197.70
------------------------------------------------------------------
Pregnant Women                                            $ 301.91
------------------------------------------------------------------
Newborns* (up to 12 Months of Age)                        $ 337.98
------------------------------------------------------------------
Expansion Children (> 1 year of Age)                      $ 112.22
------------------------------------------------------------------
Federal Mandate Children                                  $  64.33
------------------------------------------------------------------
Disabled/Blind Administration                             $  14.00
------------------------------------------------------------------

* Includes TANF Child & Expansion Children up to 12 months of Age.

----------------
[ILLEGIBLE] HMO
-----------
            HHSC
-----------
----------------

                    Delivery Supplemental Payment. A one-time per pregnancy supplemental payment for each delivery shall be paid to HMO as provided below in the following amount: $3,076.23.

SECTION 2.26 MODIFICATION OF SECTION 13.3, PERFORMANCE OBJECTIVES

     Section 13.3.1 is amended as follows,, and Sections 13.3.2 - 13.3.10 are deleted in their entirety.

                    13.3.1 Performance Objectives. Performance Objectives are contained in Appendix K of this contract. HMO must meet the benchmarks established by HHSC for each objective.

                    13.3.2    [deleted]

                    13.3.3    [deleted]

                    13.3.4    [deleted]

                    13.3.5    [deleted]

                    13.3.6    [deleted]

                    13.3.7    [deleted)

                    13.3.8    [deleted]

                    13.3.9    [deleted]

                    13.3.10   [deleted]


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

                    13.3.10.1 [deleted]

SECTION 2.27 MODIFICATION OF SECTION 13.5, NEWBORN AND PREGNANT WOMEN PAYMENT PROVISIONS

          Section 13.5.5 is modified to comply with HIPAA requirements, as follows:

                    "13.5.5   The Enrollment Broker will provide a daily
               enrollment file, which will list all TP40 Members who received State-issued Medicaid I.D. numbers, for each HMO. HHSC will guarantee capitation payments to the HMOs for all TP40 Members who appear on the capitation and capitation adjustment files. The Enrollment Broker will provide a pregnant women exception report to the HMOs, which can be used to reconcile the pregnant women daily enrollment file with the monthly enrollment, capitation and capitation adjustment files."

SECTION 2.28 MODIFICATION OF SECTION 14.1, ELIGIBILITY DETERMINATION

          Section 14.1.2.8 is modified as follows and 14.1.2.9 is deleted:

                    "14.1.2.8 FEDERAL MANDATE CHILDREN (MAO) - Children aged
               6-18 whose families' income is below 100% Federal Poverty Income Limit.

                    14.1.2.9  [deleted]"

SECTION 2.29 MODIFICATION OF ARTICLE 15, GENERAL PROVISIONS

     Article 15 is modified to add new Section 15.14, Global Drafting Conventions, as follows:

                    "15.14 GLOBAL DRAFTING CONVENTIONS.

                        15.14.1 The terms "include," "includes," and "including" are terms of inclusion, and where used in the Agreement, are deemed to be followed by the words "without limitation."

                        15.14.2 Any references to "Sections," "Exhibits," or "Attachments" are deemed to be references to Sections, Exhibits, or Attachments to the Agreement.

                        15.14.3 Any references to agreements, contracts, statutes, or administrative rules or regulations in the Agreement are deemed references to these documents as amended, modified, or supplemented from time to time during the term of the Agreement."

SECTION 2.30 MODIFICATION OF SECTION 16.3, DEFAULT BY HMO

          Section 16.3.4, Failure to Comply with Federal Laws and Regulations, is modified to add Section 16.3.4.7 with the following language:

                    "16.3.4.7 HMO's failure to comply with requirements related to Members with special health care needs in Section 6.13 of this Contract, pursuant to 42 C.F.R. Section 438.208(c).

                    16.3.4.8 HMO's failure to comply with requirement in Sections 7.2.6 and 7.2.8.7 of this Contract, pursuant to 42 C.F.R. 438.102(a).

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SECTION 2.31 MODIFICATION OF SECTION 18.8, CIVIL MONETARY PENALTIES

          Sections 18.8.2 and 18.8.7 are modified as follows:

                    "18.8.2   For a default under 16.3.4.2, for each default
               HHSC may assess double the excess amount charged in the violation of the federal requirements or $25,000, whichever is greater. HHSC will deduct from the penalty the amount of the overcharge and return it to the affected Member(s)

                    18.8.7 HMO may be subject to civil monetary penalties under the provisions of 42 C.F.R. Part 1003 and 42 C.F.R. Part 438, Subpart I in addition to or in place of withholding payments for a default under Section 16.3.4"

SECTION 2.32 MODIFICATION OF ARTICLE 19, TERM

          Section 19.1 is modified as follows:

                    "19.1     The effective date of this contract is September
               1, 2000. This contract and all amendments thereto will terminate on August 31, 2004, unless extended or terminated earlier as provided for elsewhere in this contract."

SECTION 2.33 MODIFICATION TO APPENDIX A, STANDARDS FOR QUALITY IMPROVEMENT PROGRAMS

                    Appendix A is replaced with the attached Appendix A and
               Attachment A-A.

SECTION 2.34 MODIFICATION TO APPENDIX D, CRITICAL ELEMENTS

                    Appendix D is replaced with the attached Appendix D.

SECTION 2.35 MODIFICATION OF APPENDIX E, TRANSPLANT FACILITIES

                    Appendix E is replaced with the attached Appendix E.

SECTION 2.36 ADDITION OF NEW APPENDIX O, STANDARD FOR MEDICAL RECORDS

                    New Appendix O is added to the contract with the attached
               Appendix O.

SECTION 2.37 MODIFICATION TO APPENDIX K, PERFORMANCE OBJECTIVES

                    Appendix K is replaced with the attached Appendix K

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             ARTICLE 3. REPRESENTATIONS AND AGREEMENT OF THE PARTIES

     The Parties contract and agree that the terms of the Agreement will remain in effect and continue to govern except to the extent modified in this Amendment.

     By signing this Amendment, the Parties expressly understand and agree that this Amendment is hereby made a part of the Agreement as though it were set out word for word in the Agreement.

     IN WITNESS HEREOF, HHSC AND THE CONTRACTOR HAVE EACH CAUSED THIS AMENDMENT TO BE SIGNED AND DELIVERED BY ITS DULY AUTHORIZED REPRESENTATIVE.

    AMERIGROUP TEXAS, INC.                    HEALTH & HUMAN SERVICES COMMISSION

By: /s/ James D. Donovan, Jr.               By:
    -----------------------------               --------------------------------
    James D. Donovan, Jr.                       Albert Hawkins
    President and CEO                           Commissioner

Date: 8/6/03                                Date:
                                                  ------------------------------

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